UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AT&T Inc.

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AT&T

2021
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

AT&T

To Our Stockholders

IT’S A PLEASURE TO INVITE YOU TO OUR 2021 ANNUAL MEETING OF STOCKHOLDERS. I HOPE YOU CAN JOIN US VIRTUALLY ON FRIDAY, APRIL 30, 2021, AT 9:00 A.M. CENTRAL TIME.

Dear Stockholders:

As the new chairman of AT&T’s Board of Directors, I’m proud of the company’s strong commitment to sound, forward-looking governance.

Our Board’s role is to keep our company focused on the long term and represent your interests. We do that by consistently challenging the status quo, offering a diversity of perspectives and taking a hands-on approach to overseeing AT&T’s operations and strategy – all the while staying true to our mission of creating value for you.

I can assure you that we listen carefully to our investors, so I hope you’re able to join us at our virtual Annual Meeting April 30th. Until then, I join with our entire Board in expressing our thanks for your continued confidence in AT&T.

Sincerely,

Bill Kennard

William E. Kennard INDEPENDENT CHAIRMAN OF THE BOARD

Dear Stockholders:

It’s a pleasure to invite you to our 2021 Annual Meeting of Stockholders, which again will be a virtual web-based event. I hope you can join us on Friday, April 30, 2021, at 9:00 a.m. at www.virtualshareholdermeeting.com/T2021.

At this year’s meeting, we’ll update you on the strength of our business and how we’re bringing to life our company’s purpose to create connection — with each other, with what people and businesses need to thrive in their everyday lives, and with the stories and experiences that matter.

You’ll hear about our 3 areas of market focus designed to drive deep customer relationships:

•  Leveraging our world-class fiber and wireless infrastructure to carry more broadband traffic and serve more customers across all segments than any other U.S. company

•  Developing a next-generation entertainment distribution platform built for subscription and advertising-based customer relationships

•  Creating and curating an industry-leading offer of premium entertainment content that profitably grows our customer relationships beyond our traditional connectivity-based services

We’ll also discuss the ways we support that with disciplined financial management and a deliberate capital allocation framework, which allows us to invest in growth and reduce debt while creating long-term value and sustaining our dividend for you, our owners.

On behalf of our management team, thank you for your continued support.

Sincerely,

John Stankey

March 11, 2021

John T. Stankey CHIEF EXECUTIVE OFFICER AND PRESIDENT

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To the holders of Common Stock of AT&T Inc.:

The 2021 Annual Meeting of Stockholders of AT&T Inc. will be conducted virtually on the Internet. There will be no in-person meeting.

When:	9:00 a.m. Central time, Friday, April 30, 2021

Web Address:	www.virtualshareholdermeeting.com/T2021

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on March 2, 2021, are entitled to vote at the meeting and any adjournment of the meeting.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President, Deputy General Counsel

and Secretary

March 11, 2021

YOUR VOTE IS IMPORTANT

Please promptly sign, date and return your proxy card or voting instruction form, or submit your proxy and/or voting instructions by telephone or through the Internet so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who virtually attend the meeting may withdraw their proxies and vote electronically at the meeting.

ATTENDING THE MEETING

A Stockholder of Record or a Beneficial Stockholder may access the meeting at www.virtualshareholdermeeting.com/T2021 by following the prompts, which will ask for the Stockholder’s 16-digit control number, which is shown in a box on the Proxy Card or Notice of Internet Availability of Proxy Materials.

More information about accessing the meeting is provided on the next page.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2021:

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

Attending the Meeting

The Record Date for AT&T’s 2021 Annual Meeting of Stockholders is March 2, 2021.

Stockholders of Record (shares are registered in your name)

If you were a Stockholder of Record of AT&T common stock at the close of business on the Record Date, you are eligible to attend the meeting, vote, change a prior vote, and submit questions. To access the meeting, visit www.virtualshareholdermeeting.com/T2021 and follow the prompts, which will ask you to enter your 16-digit control number. The control number is shown in a box on your Proxy Card or, if applicable, shown in the Notice of Internet Availability of Proxy Materials.

Beneficial Stockholders (shares are held in the name of a bank, broker, or other institution)

If you were a beneficial stockholder of AT&T common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions through your broker or other intermediary. To access the meeting, visit www.virtualshareholdermeeting.com/T2021 and use your 16-digit control number. You may vote your shares at the meeting or change a prior vote and submit questions. If you are a beneficial stockholder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

401(k) Plan Participants

If you are a participant in the AT&T Retirement Savings Plan, the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, or the BellSouth Savings and Security Plan, and if you participated in the AT&T shares fund on the record date, you are eligible to listen to the meeting via the webcast and submit questions at the meeting. You may access the meeting and submit questions in the same manner as Stockholders of Record. Because plan participants may submit voting instructions only through the plan trustee or administrator, voting instructions must be submitted on or before April 27, 2021.

Guests

The meeting will also be available to the general public at the following link: www.virtualshareholdermeeting.com/T2021. Please note that guests will not have the ability to ask questions or vote.

Asking Questions

If you are a Stockholder of Record, a Beneficial Stockholder, or 401(k) Plan Participant, you may submit questions in writing during the meeting through the meeting portal at www.virtualshareholdermeeting.com/T2021 using your 16-digit control number. In addition, you may submit questions beginning 3 days before the day of the meeting by going to www.proxyvote.com. We will attempt to answer as many questions as we can during the meeting. Similar questions on the same topic will be answered as a group. Questions related to individual stockholders will be answered separately by our stockholder relations team. Our replies to questions of general interest, including those we are unable to address during the meeting, will be published on our Investor Relations website after the meeting.

Stockholder Proponents

Only stockholders who have submitted proposals pursuant to AT&T’s Bylaws may have a proposal submitted at the meeting. Unless otherwise determined by the Chairman of the meeting, each proponent will be permitted to introduce their proposal. The introduction must be relevant to the proposal and, of course, may not otherwise be inappropriate.

Control Number

Your 16-digit control number appears in a box on your Proxy Card, in our Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials. If you do not have a 16-digit control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

Technical Support

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.

VOTING RESULTS

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at www.att.com.

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

2021 ANNUAL MEETING INFORMATION

Time 9:00 a.m. Central time	Date Friday April 30, 2021	Place www.virtualshareholdermeeting.com/T2021

ATTENDING THE MEETING

You may access the meeting by going to www.virtualshareholdermeeting.com/T2021 and following the prompts, which will ask you for your 16-digit control number, shown in a box on your

Proxy Card or your Notice of Internet Availability. If you do not have a control number, contact your broker for access or follow the instructions sent with your proxy materials.

AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:	Board Recommendation	Page

1 - Election of Directors	FOR each nominee	3

2 - Ratification of Ernst & Young LLP as auditors for 2021	FOR	11

3 - Advisory Approval of Executive Compensation	FOR	12

Stockholder Proposal:

4 - Shareholder Right to Act by Written Consent	AGAINST	13

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page 15 describes our governance framework, which includes the following highlights:

Independent Chairman

11 Independent Director nominees

Demonstrated Board refreshment and diversity

Independent Audit, Human Resources, and Corporate Governance and Nominating Committees

Regular sessions of non-management Directors

Annual election of Directors by majority vote

Long-standing commitment to sustainability

Stockholder right to call special meetings

Clawback policy

Proxy Access

2021 PROXY	SUM1	AT&T INC.

2021 PROXY STATEMENT SUMMARY

DIRECTOR TENURE AND DIVERSITY

We are committed to strong corporate governance that directly aligns with our long-term strategy. Since 2012, the Board has undergone a meaningful, deliberate shift, adding ten new directors with significant experience in key areas that align to the evolution of the strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership.

DIRECTOR NOMINEES

TENURE	GENDER	RACE / ETHNICITY

DIRECTORS AND NOMINEES*

Name	Age	Gender	Race/ Ethnicity	Director Since	Principal Occupation

SAMUEL A. DI PIAZZA, JR.	70	M	W	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

RICHARD W. FISHER*	71	M	W	2015	Former President and CEO, Federal Reserve Bank of Dallas

SCOTT T. FORD	58	M	W	2012	Member and CEO, Westrock Group, LLC

GLENN H. HUTCHINS	65	M	W	2014	Chairman, North Island and Co-Founder, Silver Lake

WILLIAM E. KENNARD	64	M	B	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

DEBRA L. LEE	66	F	B	2019	Chair, Leading Women Defined Foundation

STEPHEN J. LUCZO	64	M	W	2019	Managing Partner, Crosspoint Capital Partners, L.P.

MICHAEL B. MCCALLISTER	68	M	W	2013	Retired Chairman of the Board and CEO, Humana Inc.

BETH E. MOONEY	66	F	W	2013	Retired Chairman and CEO, KeyCorp

MATTHEW K. ROSE	61	M	W	2010	Retired Chairman and CEO, Burlington Northern Santa Fe, LLC

JOHN T. STANKEY	58	M	W	2020	CEO and President, AT&T Inc.

CYNTHIA B. TAYLOR	59	F	W	2013	President and CEO, Oil States International, Inc.

GEOFFREY Y. YANG	62	M	A	2016	Founding Partner and Managing Director, Redpoint Ventures

*All Directors are nominated for re-election, except Mr. Fisher, who is retiring at the 2021 Annual Meeting. All Director nominees are independent, except for Mr. Stankey.

Key: F – Female; M – Male; A – Asian; B – Black or African American; W – White

AT&T INC.	SUM2	2021 PROXY

2021 PROXY STATEMENT SUMMARY

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page 15 describes our governance framework, which includes the following highlights:

CORPORATE RESPONSIBILITY

AT&T is committed to management of environmental, social and governance (ESG) topics throughout our company. The Public Policy and Corporate Reputation Committee assists the Board in its oversight of ESG-related policies and issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates. The Corporate Responsibility section, beginning on page 27, outlines our approach to these topics. The following are select ESG highlights:

[i]	Inclusive of AT&T Inc. and AT&T Communications.

2021 PROXY	SUM3	AT&T INC.

Proxy Statement

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2021 Annual Meeting of Stockholders of AT&T. The meeting will be conducted virtually over the Internet at 9:00 a.m. Central time on Friday, April 30, 2021.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning March 11, 2021, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 2, 2021. These materials are also available at www.proxyvote.com. Each share entitles the registered holder to one vote. As of March 2, 2021, there were 7,138,458,166 shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2021 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2021 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not

2021 PROXY	1	AT&T INC.

GENERAL

be counted in determining the vote obtained on such matters.

Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2021 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by virtually attending the meeting and voting electronically. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder (“Beneficial Stockholder”), such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Beneficial Stockholders that attend the virtual meeting will be able to vote, change a prior vote, or ask questions.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 27, 2021.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

AT&T INC.	2	2021 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 1 - ELECTION OF DIRECTORS

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of 13 Directors, one of whom is an Executive Officer of AT&T. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 72 or older at the time of the election.

Richard W. Fisher will retire at the 2021 Annual Meeting and will not stand for re-election. Accordingly, the Board has voted to reduce its size to 12 Directors effective immediately before the meeting.

The Board of Directors has nominated the 12 persons listed below for election as Directors to one-year terms of office that would expire at the 2022 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Corporate Governance and Nominating Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on the next page) and determined to nominate each of the current

Directors for re-election, other than the retiring Director.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the following biographies and under “Summary of Board Nominee Skills, Attributes and Experience” on page 4, the nominees have exhibited significant leadership skills and extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote “FOR” each of the following candidates

Name	Age	Director Since	Principal Occupation

SAMUEL A. DI PIAZZA, JR.	70	2015	Retired Global CEO, PricewaterhouseCoopers International Limited

SCOTT T. FORD	58	2012	Member and CEO, Westrock Group, LLC

GLENN H. HUTCHINS	65	2014	Chairman, North Island and Co-Founder, Silver Lake

WILLIAM E. KENNARD	64	2014	Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

DEBRA L. LEE	66	2019	Chair, Leading Women Defined Foundation

STEPHEN J. LUCZO	64	2019	Managing Partner, Crosspoint Capital Partners, L.P.

MICHAEL B. MCCALLISTER	68	2013	Retired Chairman of the Board and CEO, Humana Inc.

BETH E. MOONEY	66	2013	Retired Chairman and CEO, KeyCorp

MATTHEW K. ROSE	61	2010	Retired Chairman and CEO, Burlington Northern Santa Fe, LLC

JOHN T. STANKEY	58	2020	CEO and President, AT&T Inc.

CYNTHIA B. TAYLOR	59	2013	President and CEO, Oil States International, Inc.

GEOFFREY Y. YANG	62	2016	Founding Partner and Managing Director, Redpoint Ventures

All Director nominees are independent, except for Mr. Stankey.

2021 PROXY	3	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

SUMMARY OF BOARD NOMINEE SKILLS, ATTRIBUTES AND EXPERIENCE

The table below summarizes the key skills, attributes and experiences of each of our director nominees that are most relevant to their board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that attribute or expertise. Rather, the attributes or experiences noted below are those reviewed by the Corporate Governance and Nominating Committee and the Board in making nomination decisions and as part of the Board succession planning process.

Senior Leadership Global Perspective Government/Regulatory Strategic Planning/M&A Consumer Focus Human Capital Management Investment/Finance Media & Entertainment Technology/Innovation Telecom Name Age Director Since SAMUEL A. DI PIAZZA, JR. 70 2015 SCOTT T. FORD 58 2012 GLENN H. HUTCHINS 65 2014 WILLIAM E. KENNARD 64 2014 DEBRA L. LEE 66 2019 STEPHEN J. LUCZO 64 2019 MICHAEL B. MCCALLISTER 68 2013 BETH E. MOONEY 66 2013 MATTHEW K. ROSE 61 2010 JOHN T. STANKEY 58 2020 CYNTHIA B. TAYLOR 59 2013 GEOFFREY Y. YANG 62 2016

AT&T INC.	4	2021 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— WILLIAM E. KENNARD Age: 64 Director since 2014 Independent Chairman of the Board Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Mr. Kennard is Chairman of the Board of Directors of AT&T Inc. and has served in this capacity since January 2021. Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard is a co-founder of Astra Capital Management (a private equity firm) and has served on the board of trustees of Yale University since 2014. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Skills and Qualifications

Mr. Kennard brings expertise in the global telecommunications and media industries including knowledge of the complex regulatory and policy landscape for communications, consumer perspective, and an understanding of the technological and strategic shifts in the industries. He also has experience in international trade and global investment.

Senior Leadership	Investment/ Finance	Global Perspective

Government/ Regulatory	Telecom	Media & Entertainment

Other Public Company Directorships

•  Ford Motor Company

•  MetLife, Inc.

•  Duke Energy Corporation (2014-2021)[1]

Committees

•  Corporate Governance and Nominating

•  Executive (Chair)

•  Public Policy and Corporate Reputation

[1]  Not standing for re-election at Duke 2021 annual meeting.

— SAMUEL A. DI PIAZZA, JR. Age: 70 Director since 2015 Retired Global Chief Executive Officer of PricewaterhouseCoopers International Limited

Mr. Di Piazza served as Global Chief Executive Officer of PricewaterhouseCoopers International Limited (an international professional services firm) from 2002 until his retirement in 2009. Mr. Di Piazza began his 36-year career with PricewaterhouseCoopers (PwC, formerly Coopers & Lybrand) in 1973 and was named Partner in 1979 and Senior Partner in 2000. From 1979 to 2002, Mr. Di Piazza held various regional leadership positions with PwC. After his retirement from PwC, Mr. Di Piazza joined Citigroup where he served as Vice Chairman of the Global Corporate and Investment Bank from 2011 until 2014. Since 2010, Mr. Di Piazza has served as the Chairman of the Board of Trustees of The Mayo Clinic. He received his B.S. in accounting from the University of Alabama and earned his M.S. in tax accounting from the University of Houston. He served as a Director of DIRECTV from 2010 until the company was acquired by AT&T Inc. in 2015.

Skills and Qualifications

Mr. Di Piazza brings significant executive and business leadership through his management of a multi-cultural, complex professional services organization serving clients around the world. He has significant global accounting, cyber and financial experience, and extensive knowledge of the entertainment business, including from his prior service as a Director of DIRECTV, a digital entertainment services company. He also has experience with sustainability and social responsibility as a former director on the UN Global Compact Board and former Chairman of the World Business Council for Sustainable Development.

Senior Leadership	Investment/ Finance	Human Capital Management

Government/ Regulatory	Media & Entertainment

Global Perspective	Strategic Planning/M&A

Other Public Company Directorships

•  Jones Lang LaSalle Incorporated

•  ProAssurance Corporation

•  Regions Financial Corporation

Committees

•  Audit (Chair)

•  Executive

•  Public Policy and Corporate Reputation

2021 PROXY	5	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— SCOTT T. FORD Age: 58 Director since 2012 Member and Chief Executive Officer of Westrock Group, LLC

Mr. Ford founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Coffee Company, LLC (a fully integrated coffee company), which Mr. Ford founded in 2009, and where he has served as Chief Executive Officer since 2009. Westrock Group also operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014, and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

Skills and Qualifications

Mr. Ford brings extensive experience in the telecommunications industry through his leadership of a large, publicly traded wireless and wireline communications company. He has experience managing complex business operations in various regulatory environments internationally, and has led several major business transformations, including the spin-off of Windstream and Alltel.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Consumer Focus	Global Perspective	Telecom

Government/ Regulatory	Human Capital Management

Past Public Company Directorships • Bear State Financial, Inc. (2011-2018) Committees • Corporate Development and Finance (Chair) • Executive • Human Resources

— GLENN H. HUTCHINS Age: 65 Director since 2014 Chairman, North Island and Co-Founder, Silver Lake

Mr. Hutchins is Chairman of North Island (a family investment office, aka Tide Mill, LLC, based in New York, New York) and has served in this capacity since 2013. He has been co-owner of Ordinal Ventures, LLC and of Ordinal Holdings ManageCo, LP (investment advisory firms in New York, NY) since 2017. He is a co-founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California), which was founded in 1999, and where Mr. Hutchins served as co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015. Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He is co-Chairman of the Brookings Institution. Mr. Hutchins served as a Director of the Federal Reserve Bank of New York from 2011 until December 2020. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

Skills and Qualifications

Mr. Hutchins brings extensive experience in areas that intersect technology, innovation and investment, along with financial, public policy and strategic planning experience. As the co-founder and co-CEO of a global investment firm, he brings significant leadership, business planning and human capital management expertise.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Government/ Regulatory	Human Capital Management	Technology/ Innovation

Other Public Company Directorships

•  Virtu Financial, Inc.

Past Public Company Directorships

•  Nasdaq, Inc. (2005-2017)

Committees

•  Corporate Development and Finance

•  Executive

•  Public Policy and Corporate Reputation (Chair)

AT&T INC.	6	2021 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— DEBRA L. LEE Age: 66 Director since 2019 Chair of Leading Women Defined Foundation

Ms. Lee is Chair of Leading Women Defined Foundation (a nonprofit education and advocacy organization in Los Angeles, California), which she founded in 2009. She has served in this capacity since June 2018. Ms. Lee served as Chairman and Chief Executive Officer of BET Networks (a global media and entertainment subsidiary of Viacom, Inc., headquartered in New York, New York) from 2006 until her retirement in 2018. Ms. Lee joined BET Networks in 1986 and served in several leadership roles, including President and Chief Executive Officer (2005-2006), President and Chief Operating Officer (1995-2005), and Executive Vice President and General Counsel (1986-1995). Ms. Lee holds a B.A. in political science from Brown University, a master’s in public policy from Harvard University John F. Kennedy School of Government, and a J.D. from Harvard Law School.

Skills and Qualifications

Ms. Lee has extensive leadership in the media and entertainment industry. She brings strong operational and transformational experience through the development and execution of innovative strategic plans.

Senior Leadership	Human Capital Management	Strategic Planning/M&A

Consumer Focus	Media & Entertainment

Other Public Company Directorships

•  Burberry Group plc

•  Marriott International, Inc.

•  The Procter & Gamble Company

Past Public Company Directorships

•  Twitter, Inc. (2016-2019)

•  WGL Holdings, Inc. (2000-2018)

Committees

•  Corporate Governance and Nominating

•  Public Policy and Corporate Reputation

— STEPHEN J. LUCZO Age: 64 Director since 2019 Managing Partner of Crosspoint Capital Partners, L.P.

Mr. Luczo is a Managing Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Menlo Park, California) and has served in this capacity since February 2020. He is a member of the Board of Directors of Seagate Technology plc (a global provider of data storage technology and solutions in Fremont, California). Mr. Luczo previously served as Chairman of the Board of Seagate from 1998 until July 2020, and as Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. He joined Seagate in 1993 as Senior Vice President of Corporate Development. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

Skills and Qualifications

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate, a global technology company. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Human Capital Management	Global Perspective	Technology/ Innovation

Other Public Company Directorships • Morgan Stanley • Seagate Technology plc Committees • Audit • Corporate Development and Finance

2021 PROXY	7	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— MICHAEL B. McCALLISTER Age: 68 Director since 2013 Retired Chairman of the Board and Chief Executive Officer of Humana Inc.

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013, and as a member of Humana’s Board of Directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

Skills and Qualifications

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer-focused solutions.

Senior Leadership	Government/ Regulatory	Strategic Planning/M&A

Consumer Focus	Human Capital Management

Other Public Company Directorships • Fifth Third Bancorp • Zoetis Inc. Committees • Audit • Human Resources

— BETH E. MOONEY Age: 66 Director since 2013 Retired Chairman and Chief Executive Officer of KeyCorp

Ms. Mooney served as Chairman and Chief Executive Officer and as a Director of KeyCorp (a bank holding company in Cleveland, Ohio) from 2011 until her retirement in May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a Director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Skills and Qualifications

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly-regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Consumer Focus	Government/ Regulatory	Human Capital Management

Other Public Company Directorships

•  Accenture plc

•  Ford Motor Company

Past Public Company Directorships

•  KeyCorp (2011-2020)

Committees

•  Corporate Development and Finance

•  Executive

•  Human Resources (Chair)

AT&T INC.	8	2021 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— MATTHEW K. ROSE Age: 61 Director since 2010 Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC), until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Skills and Qualifications

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly-regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long-term strategic planning and a unionized workforce.

Senior Leadership	Human Capital Management	Strategic Planning/M&A

Government/ Regulatory	Global Perspective

Other Public Company Directorships

•  Fluor Corporation

Past Public Company Directorships

•  BNSF Railway Company (2002-2019)

•  Burlington Northern Santa Fe, LLC (2000-2019)

Committees

•  Corporate Governance and Nominating (Chair)

•  Executive

•  Human Resources

— JOHN T. STANKEY Age: 58 Director since June 2020 Chief Executive Officer and President, AT&T Inc.

Mr. Stankey is Chief Executive Officer and President of AT&T Inc. and has served in this capacity since July 1, 2020. Prior to that, he served as President and Chief Operating Officer from October 2019 through June 2020. From June 2018 through April 2020, Mr. Stankey also served as CEO of Warner Media, LLC. During his tenure with the Company, Mr. Stankey has held a variety of other leadership positions, including serving as CEO-AT&T Entertainment Group (2015 to 2017); Chief Strategy Officer (2012 to 2015); President and CEO of AT&T Business Solutions (2010 to 2011); President and CEO of AT&T Operations, Inc. (2008 to 2010); Group President-Telecom Operations (2007 to 2008); Chief Technology Officer (2004 to 2006); and Chief Information Officer (2003 to 2004). Mr. Stankey began his career with the Company in 1985. He holds a bachelor’s degree in finance from Loyola Marymount University and an M.B.A. from the University of California, Los Angeles.

Skills and Qualifications

Mr. Stankey has 35 years of experience spanning nearly every area of AT&T’s business, which has provided him with intimate knowledge of our Company, values and culture. He has served in a variety of roles including CEO of WarnerMedia; CEO of AT&T Entertainment Group; Chief Strategy Officer; Chief Technology Officer; CEO of AT&T Operations; and CEO of AT&T Business Solutions.

Senior Leadership	Consumer Focus	Strategic Planning/M&A

Global Perspective	Investment/ Finance	Telecom

Government/ Regulatory	Media & Entertainment	Human Capital Management

Technology/ Innovation

Past Public Company Directorships • United Parcel Service, Inc. (2014-2020)

2021 PROXY	9	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— CYNTHIA B. TAYLOR Age: 59 Director since 2013 President and Chief Executive Officer of Oil States International, Inc.

Ms. Taylor is President, Chief Executive Officer and a Director of Oil States International, Inc. (a diversified solutions provider for the oil and gas industry in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She has been a Director of the Federal Reserve Bank of Dallas since January 2020 and previously served as a Director of the Federal Reserve Bank’s Houston Branch from 2018 to 2019. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Skills and Qualifications

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Global Perspective	Human Capital Management

Other Public Company Directorships • Oil States International, Inc. Past Public Company Directorships • Tidewater Inc. (2008-2017) Committees • Audit • Corporate Governance and Nominating

— GEOFFREY Y. YANG Age: 62 Director since 2016 Founding Partner and Managing Director of Redpoint Ventures

Mr. Yang is a founding partner and Managing Director of Redpoint Ventures (a global private equity and venture capital firm based in Woodside, California) and has served in this capacity since 1999. He also founded Performance Health Sciences (d/b/a Apeiron Life), located in Menlo Park, California, where he has served as Chief Executive Officer and a member of its Board of Directors since April 2018. Prior to founding Redpoint, Mr. Yang was a General Partner with Institutional Venture Partners (a private equity investment firm in Menlo Park, California), which he joined in 1987. Mr. Yang has over 35 years of experience in the venture capital industry and has helped found or served on the boards of a variety of consumer media, internet, and infrastructure companies. He holds a B.S.E. in engineering from Princeton University and an M.B.A. from Stanford University.

Skills and Qualifications

Mr. Yang has extensive experience in technology and innovative forms of digital media and advertising. He has helped to found, invest in, and provide strategic guidance to consumer media and entertainment companies internationally.

Senior Leadership	Investment/ Finance	Strategic Planning/M&A

Global Perspective	Media & Entertainment	Technology/ Innovation

Other Public Company Directorships • Franklin Resources, Inc. Committees • Corporate Development and Finance • Human Resources

AT&T INC.	10	2021 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2021. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,

•	knowledge of the telecommunications, media and entertainment, and technology industries and company operations,

•	global capabilities and technical expertise,

•	auditor independence and objectivity, and

•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and—as described above—a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.
•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

2021 PROXY	11	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 34 through 73). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 67% of 2020 target pay for our currently active NEOs was tied to common stock price performance. In addition, we have executive common stock ownership guidelines and common stock holding requirements, as described on page 58. Each NEO is in compliance with ATT’s common stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program in light of appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2020, 89% of Mr. Stankey’s CEO target compensation (and an average of 88% for other currently active NEOs) was variable and tied to short- and long-term performance incentives, including common stock price performance.

Balanced Short- and Long-Term Focus

Structure the compensation program to provide an appropriate balance between the achievement of short-and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Principled Program

Structure our programs so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

AT&T INC.	12	2021 PROXY

VOTING ITEMS - STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL

A stockholder has advised the Company that such stockholder intends to introduce at the 2021 Annual Meeting the proposal set forth below. The name and address of, and the number of shares owned by, such stockholder will be provided upon request to the Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202.

Item No. 4 - Stockholder Proposal - Shareholder Right to Act by Written Consent

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.

This proposal topic won 88%-support at a previous AT&T annual meeting. And this was before the shareholder right to call a special in-person shareholder meeting was eliminated by the 2020 pandemic. Previous AT&T management opposition to this proposal topic rested on the shareholder ability to call for a special in-person shareholder meeting - now eliminated.

The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019 after 45% support (overwhelmingly less than the AT&T 88%-vote) for a written consent shareholder proposal. And this was a year before the pandemic put an end to in-person shareholder meetings – perhaps forever. It is so much easier for management to conduct an online shareholder meeting that management is now spoiled and will never want to return to an in-person shareholder meeting.

Shareholders need to be able to accomplish more outside of a shareholder meeting due to the onslaught of online shareholder meetings replacing in-person shareholder meetings.

With the near universal use of online annual shareholder meetings starting in 2020 shareholders no longer have the right to discuss concerns with other shareholders and with their directors at a shareholder meeting. Shareholder meetings can now be online meetings which has an inferior format to a Zoom meeting.

Shareholders are also severely restricted in making their views known at online shareholder meetings because all challenging questions and comments can be screened out at an online meeting.

For instance Goodyear management became an example of turning an online shareholder meeting into a mute button meeting. Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting. With a deep slumping stock price Goodyear management simply did not want shareholders to hear constructive criticism.

Plus AT&T management would not even allow the proponents of shareholder proposals to read their proposals by telephone at the 2020 AT&T online annual meeting.

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17 /att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

Shareholders now need to have the option more than ever to take action outside of a shareholder meeting since online shareholder meetings are a shareholder engagement and shareholder outreach wasteland.

Please vote yes: Shareholder Right to Act by Written Consent - Proposal 4

2021 PROXY	13	AT&T INC.

VOTING ITEMS - STOCKHOLDER PROPOSAL

BOARD RESPONSE:

This proposal seeks to have AT&T submit a formal charter amendment to our stockholders to reduce the number of shares necessary to act by written consent. AT&T opposes this proposal because our Bylaws permit a group of stockholders holding 15% of the outstanding shares to call for a special meeting of stockholders. At a special meeting, stockholders can review and debate the merits of the proposals submitted to the meeting. In contrast, a written consent permits stockholders to act without discussion or debate. The Company believes that it is in the best interest of our stockholders that we act through open stockholder meetings, ensuring full deliberation and consideration of all viewpoints.

In addition, this proposal would result in an unnecessary waste of corporate resources. Unlike other proposals submitted to stockholders, under Delaware law, a charter amendment to modify AT&T’s written consent provision requires the affirmative vote of two-thirds of all outstanding shares. After a similar stockholder proposal passed at the 2011 Annual Meeting, your Board submitted a proposed charter amendment to stockholders the next year. The proposed amendment received far less than the two-thirds vote required by Delaware law to pass the amendment.

Since that time, this proposal was voted down at the 2014, 2017 and 2018 Annual Meetings. Your Board believes further action on this proposal does not serve the interests of the stockholders.

The Board recommends you vote AGAINST this proposal.

AT&T INC.	14	2021 PROXY

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

The Board oversees succession planning and talent development for senior executive positions. The

Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

Members of the Board are expected to attend Board meetings in person, unless the meeting is held by means of remote communication. The Board held nine meetings in 2020. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors were present at the 2020 Annual Meeting. In 2020, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas.

In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

2021 PROXY	15	AT&T INC.

CORPORATE GOVERNANCE

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at www.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Board Leadership Structure

The Board of Directors determined that upon the retirement of Mr. Stephenson as Executive Chairman in January 2021, an independent member of the Board would become Chairman and the position of Lead Director would be terminated. Accordingly, the Board elected William E. Kennard to become the first independent Chairman of the Board. Mr. Kennard has served as a Director of AT&T since 2014. In addition, Mr. Kennard presides over meetings of the independent members of the Board, who meet in executive session (without management Directors or management personnel present) at least four times per year.

Each of the Audit, Human Resources, Corporate Governance and Nominating, Corporate Development and Finance, Public Policy Corporate Reputation Committees, and Executive Committee are composed entirely of independent Directors.

Duties and Responsibilities

Chairman of the Board

•	Presides over meetings of the Board
•	Presides over meetings of stockholders
•	Approves the agenda for each Board meeting
•	Approves the agenda for each stockholder meeting

Chief Executive Officer

•	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees
•	Consults and advises the Board and its committees on the business and affairs of the Company
•	Performs such other duties as may be assigned by the Board

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Corporate Governance and Nominating Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines, which includes the consideration of a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities;
•	experience, geographic location, and special talents or personal attributes

In addition, the Committee believes that diversity is an important factor in determining the composition of the Board, and the Committee considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Senior Vice President, Deputy General Counsel and Secretary, AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

AT&T INC.	16	2021 PROXY

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at www.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Samuel A. Di Piazza, Jr.	Stephen J. Luczo
Richard W. Fisher	Michael B. McCallister
Scott T. Ford	Beth E. Mooney
Glenn H. Hutchins	Matthew K. Rose
William E. Kennard	Cynthia B. Taylor
Debra L. Lee	Geoffrey Y. Yang

In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees. AT&T participated in a structured finance program through KeyCorp, where Ms. Mooney served as CEO until May 2020. In addition, KeyCorp as well as each of the entities where Mr. Ford, Ms. Taylor, and Mr. Yang serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2020:

•

The relevant products and services were provided by AT&T or to AT&T on terms determined on an arm’s-length basis that were comparable to the terms provided to or by similarly situated customers or suppliers;

•	The transactions were made in the ordinary course of business of each company; and
•

The total payments by AT&T to the Director’s company (for interest in the case of KeyCorp) or to AT&T by the Director’s company (for communications services) were each substantially less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE listing standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, Mr. Kennard, through a private equity investment management company, invests in certain companies that engage in commercial transactions with AT&T. Mr. Kennard is a partner in Astra Capital Management, LLC, holding a 4.4% interest. Astra Capital is the general partner of a limited partnership that has a controlling interest in Communications Technology Services LLC (CTS), Logix Communications L.P. (Logix), and DartPoints Operating Company LLC (DartPoints) each of which has engaged in transactions with AT&T. Noting the limited ownership interest of Mr. Kennard in Astra Capital and that he is not an employee or Executive Officer of Astra Capital, CTS, Logix or DartPoints, together with the fact that AT&T’s revenues from and spending with each of CTS, Logix and DartPoints are not material to AT&T, the Board determined that Mr. Kennard is independent.

2021 PROXY	17	AT&T INC.

CORPORATE GOVERNANCE

BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established six standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at www.att.com.

AUDIT COMMITTEE

Meetings in 2020: 12 Samuel A. Di Piazza, Jr., Chair ∎ Stephen J. Luczo Michael B. McCallister Cynthia B. Taylor ∎ ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters.

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings in 2020: 5 Matthew K. Rose, Chair Richard W. Fisher* William E. Kennard Debra L. Lee Cynthia B. Taylor Consists of five independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

HUMAN RESOURCES COMMITTEE

Meetings in 2020: 11 Beth E. Mooney, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Geoffrey Y. Yang Consists of five independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing common stock ownership guidelines for officers and developing a management succession plan.

AT&T INC.	18	2021 PROXY

CORPORATE GOVERNANCE

CORPORATE DEVELOPMENT AND FINANCE COMMITTEE

Meetings in 2020: 6 Scott T. Ford, Chair Richard W. Fisher* Glenn H. Hutchins Stephen J. Luczo Beth E. Mooney Geoffrey Y. Yang Consists of six independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

PUBLIC POLICY AND CORPORATE REPUTATION COMMITTEE

Meetings in 2020: 4 Glenn H. Hutchins, Chair Samuel A. Di Piazza, Jr. William E. Kennard Debra L. Lee Consists of four independent Directors.

•  Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

EXECUTIVE COMMITTEE

William E. Kennard, Chair

Samuel A. Di Piazza, Jr.

Scott T. Ford

Glenn H. Hutchins

Beth E. Mooney

Matthew K. Rose

Consists of the Chairman of the Board and the Chairpersons of our five other standing committees, each of whom is an independent Director.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2020.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

*	Retiring at 2021 Annual Meeting

2021 PROXY	19	AT&T INC.

CORPORATE GOVERNANCE

Stockholder Engagement

AT&T has a long tradition of engaging with our stockholders. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. The Company meets with institutional investors throughout the year, both in person and by teleconference. We share the feedback from this engagement with the Board and incorporate it into our policies and practices. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions, transparency, and the Proxy Statement and Annual Report.

Public Policy Engagement

We participate in public policy dialogues around the world related to our industry and business priorities, our approximately 231,000 employees, our stockholders, and the communities we serve.

In the U.S., the Company and our affiliated political action committees are committed to compliance with applicable laws and other requirements regarding contributions to: political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate. We base our U.S. political contributions on many considerations, supporting candidates who take reasonable positions on policies that promote economic growth as well as affect our long-term business objectives.

The Public Policy and Corporate Reputation Committee of our Board of Directors reviews our advocacy efforts, including political contributions. Additional information about our public policy engagement efforts, including our Political Contributions Policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at www.att.com.

Communicating with Your Board

Interested persons may contact the Chairman of the Board or any of the non-management Directors by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 2954, Dallas, Texas 75202.

AT&T INC.	20	2021 PROXY

CORPORATE GOVERNANCE

Annual Multi-Step Board Evaluations

Each year, the Corporate Governance and Nominating Committee and the Chairman of the Board lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

ONE-ON-ONE DIRECTOR PEER EVALUATIONS

Members discuss the performance of other members of the Board including, their:

•  Understanding of the business

•  Meeting attendance

•  Preparation and participation in Board activities

•  Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable

ONGOING FEEDBACK Directors provide ongoing, real-time feedback outside of the evaluation process. Lines of communication between our directors and management are always open.

COMMITTEE SELF-EVALUATIONS

Candid open discussion to review the following:

•  Committee process and substance

•  Committee effectiveness, structure, composition, and culture

•  Overall Committee dynamics

•  Committee Charter

BOARD SELF-EVALUATION SURVEY

Evaluation survey (reviewed annually by the Corporate Governance and Nominating Committee) addresses key topics such as those below, among other things:

•  Process and substance

•  Effectiveness, structure, composition, culture, and overall Board dynamics

•  Performance in key areas

•  Specific issues which should be discussed in the future

•  Responses are discussed and changes and improvements are implemented, if applicable

2021 PROXY	21	AT&T INC.

CORPORATE GOVERNANCE

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant where the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Corporate Governance and Nominating Committee and that each such transaction be approved or ratified by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and
•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

A Related Person Transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

The employment of the following persons was approved by the Corporate Governance and Nominating Committee under the Company’s Related Party Transactions Policy. The rate of pay for each of these employees is similar to those paid for comparable positions at the Company.

During 2020, a sister-in-law of John Stankey, Chief Executive Officer and President, was employed by a subsidiary with an approximate rate of pay, including commissions, of $136,068.

AT&T INC.	22	2021 PROXY

CORPORATE GOVERNANCE

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Matthew K. Rose (Chair), Richard W. Fisher, William E. Kennard, Debra L. Lee and Cynthia B. Taylor. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

The Company offers Directors both cash and equity compensation as set out in the table below. Directors have the ability to defer their annual retainers and earn interest or may defer their cash compensation through deferred stock units (See Director Plans).

2020 Compensation	Amount ($)
Annual Retainer	140,000
Lead Director Retainer	60,000
Committee Chair Retainer
Audit Committee	30,000
Human Resources Committee	25,000
Corporate Development and Finance Committee	20,000
Corporate Governance and Nominating Committee	20,000
Public Policy and Corporate Reputation Committee	15,000
Annual Award of Deferred Stock Units	220,000
Communications Equipment and Services	up to 25,000

In January 2021, upon Mr. Stephenson’s retirement as Executive Chairman of the Board, Mr. Kennard, an independent Director, was appointed Chairman of the Board, with an additional annual retainer of $300,000, and the position of Lead Director was terminated.

Director Plans

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of $220,000 in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the Annual Meeting occurs. Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to 15 annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table on page 24 under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. Under the program, equipment and services that may be provided to a Director, other than equipment at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

2021 PROXY	23	AT&T INC.

CORPORATE GOVERNANCE

2020 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2020 (excluding Messrs. Stankey and Stephenson, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
SAMUEL A. DI PIAZZA, JR.	$170,000	$220,000	$0	$15,000	$405,000
RICHARD W. FISHER	$140,000	$220,000	$1,255	$0	$361,255
SCOTT T. FORD	$160,000	$220,000	$0	$0	$380,000
GLENN H. HUTCHINS	$151,250	$220,000	$0	$34,724	$405,974
WILLIAM E. KENNARD	$140,000	$220,000	$0	$15,000	$375,000
DEBRA L. LEE	$140,000	$220,000	$0	$15,000	$375,000
STEPHEN J. LUCZO	$140,000	$220,000	$0	$0	$360,000
MICHAEL B. MCCALLISTER	$140,000	$220,000	$0	$15,000	$375,000
BETH E. MOONEY	$165,000	$220,000	$0	$15,000	$400,000
MATTHEW K. ROSE	$220,000	$220,000	$0	$11,732	$451,732
CYNTHIA B. TAYLOR	$140,000	$220,000	$0	$5,000	$365,000
LAURA D’ANDREA TYSON*	$51,667	0	$6,152	$265,000	$322,819
GEOFFREY Y. YANG	$140,000	$220,000	$0	$0	$360,000

*	Dr. Tyson retired from the Board in April 2020.

NOTE (a). Fees Earned or Paid in Cash The table below shows the number of deferred stock units or shares of common stock purchased in 2020 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2020
SAMUEL A. DI PIAZZA, JR.	5,534
SCOTT T. FORD	5,209
GLENN H. HUTCHINS	4,950
STEPHEN J. LUCZO	4,558
MATTHEW K. ROSE	7,224
CYNTHIA B. TAYLOR	4,558

Director	Shares of Common Stock Purchased in 2020
RICHARD W. FISHER	2,277
MICHAEL B. MCCALLISTER	2,277
GEOFFREY Y. YANG	4,556

NOTE (b). Stock Awards Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2020, for each Director can be found in the “Common Stock Ownership” section beginning on page 26.

NOTE (c). Nonqualified Deferred Compensation Earnings Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

NOTE (d). All Other Compensation Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2020 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 23) and miscellaneous items, as follows: Mr. Hutchins ($18,799 and $925, respectively) and Mr. Rose ($10,807 and $925, respectively).

AT&T INC.	24	2021 PROXY

COMMON STOCK OWNERSHIP

NOTE (d). All Other Compensation (Cont.) All Other Compensation also includes charitable matching contributions of up to $15,000 per year made by the AT&T Foundation on behalf of Directors and employees under the AT&T Higher Education/Cultural Matching Gift Program. In 2020, charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts
SAMUEL A. DI PIAZZA, JR.	$15,000
GLENN H. HUTCHINS	$15,000
WILLIAM E. KENNARD	$15,000
DEBRA L. LEE	$15,000
MICHAEL B. MCCALLISTER	$15,000
BETH E. MOONEY	$15,000
CYNTHIA B. TAYLOR	$ 5,000
LAURA D’ANDREA TYSON	$15,000

In addition, a charitable contribution of $250,000 was made on behalf of Dr. Tyson to the charity of her choice in connection with her retirement from the Board in April 2020.

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2020 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BLACKROCK, INC. 55 East 52nd St., New York, NY 10055	485,568,654	(1)	6.8%
THE VANGUARD GROUP 100 Vanguard Blvd., Malvern, PA 19355	556,695,212	(2)	7.81%

1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021, which reported the following: sole voting power of 424,242,052 shares; shared voting power of 0 shares; sole dispositive power of 485,568,654 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021, which reported the following: sole voting power of 0 shares; shared voting power of 11,578,781 shares; sole dispositive power of 525,202,532 shares, and shared dispositive power of 31,492,680 shares.

2021 PROXY	25	AT&T INC.

COMMON STOCK OWNERSHIP

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2020, held by each Director, nominee, and officer named in the Summary Compensation Table on page 60. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total Beneficial Ownership(1)(5)	Non-Voting Vested Stock Units (2)
SAMUEL A. DI PIAZZA, JR.	34,480	65,214
RICHARD W. FISHER	14,391	37,431
SCOTT T. FORD	81,319	85,920
GLENN H. HUTCHINS (3)	167,651	72,040
WILLIAM E. KENNARD	0	43,371
DEBRA L. LEE	0	7,488
STEPHEN J. LUCZO	300,000	12,162
MICHAEL B. MCCALLISTER	53,608	55,554
BETH E. MOONEY	28,700	73,721
MATTHEW K. ROSE	208,050	135,336
CYNTHIA B. TAYLOR	5,718	58,758
GEOFFREY Y. YANG (4)	254,628	30,448
JOHN T. STANKEY	425,253	257,189
RANDALL L. STEPHENSON	2,555,039	827,083
JOHN J. STEPHENS	816,482	473,655
JASON KILAR	411,663	0
DAVID R. MCATEE II	158,628	78,670
JEFFERY S. MCELFRESH	71,399	112,415
All Executive Officers and Directors as a group (consisting of 22 persons, including those named above)	5,863,090	2,553,575

NOTE (1). Includes (a) exercisable stock options as well as stock options that became exercisable within 60 days of the date of this table and (b) restricted stock units distributable within 60 days of the date of this table, as follows:

Beneficial Owner	Stock Options	Restricted Stock Units
JOHN T. STANKEY	2,326	40,266
RANDALL L. STEPHENSON	29,345	96,064
JOHN J. STEPHENS	52,022	40,266
JASON KILAR	0	411,663
DAVID R. MCATEE II	0	22,145
JEFFERY S. MCELFRESH	0	3,544
All Executive Officers	83,693	650,009

NOTE (2). Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans or through vested stock awards. Stock units carry no voting rights.

NOTE (3). Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

NOTE (4). Mr. Yang disclaims beneficial ownership of 33,558 shares held in a limited partnership.

NOTE (5). The following persons share voting and investment power with other persons with respect to the following numbers of shares:

Beneficial Owner	Shared Voting and Investment Power Shares
GLENN H. HUTCHINS	167,651
MICHAEL B. MCCALLISTER	50,364
BETH E. MOONEY	28,700
MATTHEW K. ROSE	208,050
CYNTHIA B. TAYLOR	196
GEOFFREY Y. YANG	131,035
JOHN T. STANKEY	372,983
RANDALL L. STEPHENSON	2,043,589
JOHN J. STEPHENS	376,502
DAVID R. MCATEE II	132,237

AT&T INC.	26	2021 PROXY

Corporate Responsibility

Through our management of environmental, social and governance (ESG) risks and opportunities, AT&T is delivering solutions to leading global challenges and working to ensure our business - and society - are prepared for a more resilient tomorrow.

.

GOVERNANCE

AT&T’S COMMITMENT TO CORPORATE RESPONSIBILITY MEANS EMBEDDING IT INTO ALL ASPECTS OF OUR BUSINESS, WITH STRONG GOVERNANCE AT EVERY LEVEL OF THE COMPANY.

OVERSEEING OUR WORK

AT&T’s commitment to addressing ESG issues includes Board of Directors oversight, officer-level leadership and dedicated teams of corporate responsibility professionals who collaborate with subject-matter experts throughout the business.

The Public Policy and Corporate Reputation Committee of the AT&T Board of Directors oversees our corporate responsibility work. It also oversees our policies for political and philanthropic giving, which include political contributions, corporate contributions approved by the AT&T Contributions Council and grants approved by the AT&T Foundation.

Our Corporate Social Responsibility Governance Council is led by our Chief Sustainability Officer and is comprised of officers from each of our operating companies with responsibility for business operations aligned to our most important ESG focus areas. In addition to the Council, we convene five core issue committees: Community, Employee Activation, Environment, Human Rights, and Online Safety. These committees work closely with experts throughout our operating companies and regions to implement and enhance programs and policies that address ESG issues across AT&T.

REPORTING OUR PROGRESS

We detail our ESG performance through robust public reporting, which many shareholders recognize as best-in-class. We align to the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) standards and disclosure frameworks from CDP (climate change), the Task Force on Climate-related Financial Disclosures (TCFD), the United Nations (U.N.)

Global Compact, and U.N. Sustainable Development Goals (SDGs). We also publish annual diversity and inclusion reports outlining our progress in cultivating workplace diversity across AT&T and content diversity across WarnerMedia.

Through our biannual Political Engagement Report, we describe how we participate in the political process and disclose our U.S. political contributions. Decisions are mindful of our company values, codes of business conduct, AT&T public policy positions and the best interests of our business and employees – without regard to political party affiliation. The AT&T Board of Directors receives the full list of corporate political contributions and has an opportunity to provide guidance with respect to the company’s contributions. In both 2019 and 2020, AT&T received the leading “Trendsetter” designation from the CPA Zicklin Index of Corporate Political Disclosure and Accountability.

Like all companies, we’re required by law to provide information to government and law enforcement entities, as well as to parties to civil lawsuits, by complying with court orders, subpoenas, lawful discovery requests and other legal requirements. Our Transparency Report lists the number and types of legal demands that have compelled AT&T to provide information about the communications of our customers as well as information permitted by law to be disclosed about Foreign Intelligence Surveillance Act requests.

PROTECTING CUSTOMER DATA AND PRIVACY

Privacy is a fundamental commitment at AT&T. Our Chief Privacy Office is responsible for developing, implementing, and supporting compliance with our privacy principles, policies and commitments across all operating companies – including providing regular updates to the AT&T Board of Directors.

Network and data security are critical components for protecting customer privacy. Our Chief Security Office (CSO) establishes global policy and programmatic requirements to ensure security is a part of every organization within the company. Hundreds of dedicated CSO professionals and department-level security specialists across our business are focused on security and compliance programs.

2021 PROXY	27	AT&T INC.

CORPORATE RESPONSIBILITY

ENSURING SUPPLIER RESPONSIBILITY

AT&T is committed to advancing sustainable business practices among our suppliers, focusing on human rights, working conditions, and climate impact. We expect supplier business operations to be conducted in a manner consistent with sustainability and diversity clauses in our contracts, and we require conformance with the AT&T Principles of Conduct for Suppliers as well as the AT&T Human Rights Policy. We facilitate regular sustainability assessments and audits for our suppliers.

In 2020, we set a goal to ensure that 50% of our suppliers (covering purchased goods and services, capital goods and downstream leased assets as a portion of spend) set science-based Scope 1 and Scope 2 greenhouse gas (GHG) emissions reduction targets by 2024.

ENVIRONMENT

AT&T DEMONSTRATES CORPORATE LEADERSHIP ON CLIMATE CHANGE BY SETTING STRONG GOALS AND TAKING PURPOSEFUL ACTION IN AND OUTSIDE OUR COMPANY. OUR CLIMATE CHANGE STRATEGY IS BASED ON MITIGATION AND RESILIENCE

MITIGATING IMPACTS

We’ve set a science-based target to reduce Scope 1 and 2 GHG emissions 26% by 2030, from a 2015 base year. In 2020, we committed to become carbon neutral by 2035 for these same emissions categories.

We will also continue to grow our procurement of renewable energy where feasible. In 2020, as part of our previous commitment to purchase more than 1.5 gigawatts of renewable energy capacity, we announced agreements representing more than 500 megawatts of solar energy – making AT&T one of the largest corporate purchasers of solar energy in the world.

Our mitigation efforts also include use of our technology to help customers reduce their own emissions. Through methodology developed in collaboration with Carbon Trust and BSR, we’ve measured the impact of various technologies and engaged business customers in discussions about how AT&T services can help them achieve their sustainability goals.

BUILDING RESILIENCE

We are in the process of expanding our industry-leading Climate Change Analysis Tool from four pilot states in the Southeast to the entire contiguous U.S. This tool will help us visualize climate change risk to our network and operations up to 30 years into the future. And to help communities better prepare for their own climate-related risks, we will continue to make the Argonne National Laboratory climate datasets developed for our tool available to the public.

PROGRESS TOWARD 2020 TARGETS1

1 2020 data is still being compiled. Represents progress through end of year 2019. New long-range goals will be announced 2Q 2021.

AT&T INC.	28	2021 PROXY

CORPORATE RESPONSIBILITY

SOCIAL

AT&T WORKS HARD TO ADDRESS ISSUES IMPORTANT TO OUR BUSINESS AND OUR COMMUNITIES – INCLUDING THE DIGITAL DIVIDE, DIVERSITY AND INCLUSION, DIGITAL SAFETY AND WELLBEING, ECONOMIC EMPOWERMENT, AND THE WELFARE OF OUR EMPLOYEES AND FELLOW CITIZENS.

SUPPORTING EMPLOYEES

AT&T invests approximately $200 million each year to engage employees in more than 16 million hours of education and training to help ensure our colleagues have the tools needed for continued success. In 2020, more than 55% of all open positions and 56% of promotions were filled by diverse candidates.1

In addition to fostering employee skills growth, we continually evolve our benefits plans to maintain competitive packages that reflect the needs of our workforce – including benefits for fertility services, adoption, childcare, and elder care. We offer parents up to 12 weeks of paid leave, which may be extended for birthing mothers, when paired with applicable short-term disability benefits.

We also regularly adapt our compensation model to ensure fair and inclusive pay practices across our business. We are committed to pay equity for employees who hold the same jobs, work in the same geographic area, and have the same levels of experience and performance.

In 2020, given the need for social distancing due to the COVID-19 pandemic, AT&T implemented a sweeping work-from-home policy for the majority of our employees. We authorized temporary compensation increases for front-line employees who can’t do their jobs from home and temporarily increased available paid time off for employees whose families were impacted by COVID-19 illness.

We also committed more than $100 million to help WarnerMedia cast and crew while on production hiatus, and through the AT&T Employee Relief Fund, we supported more than 275 colleagues requesting assistance for COVID-19-related personal hardships. As we look to life and operations beyond the pandemic, we are revising our business models to support flexible office space and at-home productivity for many employees on a going-forward basis.

VALUING DIVERSITY, EQUITY, AND INCLUSION

In 2020 AT&T published a Board Diversity Statement, noting “AT&T recognizes the value of diversity, and takes into account many factors, including but not limited to gender, race and ethnicity, as important in determining composition and in making nominations to the Board.”

To promote employee engagement and cross-functional diversity and inclusion initiatives across our operating companies, we regularly convene four diversity councils, including the CEO’s Diversity Council led by our most senior executive. We encourage employees to join one or more of our 39 employee groups, which exemplify our company’s commitment to diversity and inclusion through efforts in the workplace, marketplace, and community – while focusing on members’ professional development and opportunities for community service. These groups represent the diverse cultural and experiential dimensions of our workforce, such as women, people of color, LGBTQ+ individuals, people with disabilities, and veterans.

The country’s reckoning with social justice in 2020 affected us all and deepened our commitment to supporting equity in our company as well as our communities. In the past five years, AT&T has contributed $215 million to increase education, skills building, and career readiness opportunities in Black and underserved communities. And last year, we committed an additional $30 million to further support these communities, which often face long-standing social inequities and higher unemployment – all of which are exacerbated by the COVID-19 pandemic. We continue to advocate for social justice reform in our communities and have joined the OneTen coalition, a group of corporations pledging to collectively hire 1 million Black Americans in the next 10 years.

For our suppliers and vendors, our goal for diversity performance is 21.5% of total procurement expenditures. In 2019, 26.4% of our total supply chain spend – approximately $14.2 billion – was awarded to certified-diverse businesses owned by minorities, women, veterans, LGBTQ+ people, and those with disabilities. And we exceeded our commitment to spend $3 billion with U.S. Black-owned suppliers by the end of 2020.

1 Inclusive of AT&T Inc. and AT&T Communications

2021 PROXY	29	AT&T INC.

CORPORATE RESPONSIBILITY

ADDRESSING THE DIGITAL DIVIDE AND HOMEWORK GAP

2020 laid bare the impact of the digital divide on 17 million students disconnected from learning resources. AT&T has invested more than $125 billion in our network over the past five years to help connect America. Additionally, over the last 12 years, we have invested over $600 million to bolster educational programs in under-resourced schools and communities. To help families mitigate the educational impacts of the COVID-19 pandemic, AT&T launched a $10 million Distance Learning and Family Connections Fund to help give parents, students, and teachers expanded access to tech-enabled tools and resources for at-home learning. And we made an additional $10 million commitment to work with Connected Nation to provide our most vulnerable students Wi-Fi hotspots and free AT&T internet service. AT&T will stay focused on network investments, product offers, and philanthropy to support student learning while working to advance policies that will help expand reliable broadband connectivity for all Americans.

SAFEGUARDING CHILDREN

Our internal Online Safety Committee provides oversight and guidance on the digital safety issues impacting our business, customers, and society. We completed a human rights impact assessment across our portfolio of products and services to better understand risks related to potential online child exploitation and child sexual abuse material. And we engage with groups such as Tech Against Trafficking, the WePROTECT Global Alliance and the National Center for Missing and Exploited Children to promote human rights associated with our operations.

KEEPING CONNECTED

AT&T’s National Disaster Recovery team plays a crucial role in keeping our network operational and our customers connected – even in the wake of unpredictable, catastrophic events. With more than $650 million invested in the U.S. and another $15 million invested internationally, our Network Disaster Recovery program is one of the largest and most advanced of its kind.

ENGAGING OUR COMMUNITIES

AT&T Believes is a company-wide, localized effort to create positive change. We harness employees’ creativity and generosity, and join company resources with those of municipalities and external partners to make a stronger impact on local communities and society at large. AT&T Believes lifts communities across 42 cities and counting around the world, focusing on needs such as social equality, building job skills, homelessness, and access to education, careers, and COVID-19-related resources.

DIVERSITY, EQUITY AND INCLUSION

WORKFORCE DIVERSITY

TOTAL U.S. WORKFORCE DIVERSITY

TOTAL U.S. MANAGEMENT DIVERSITY

GENDER DIVERSITY

AT&T INC.	30	2021 PROXY

AUDIT COMMITTEE

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at www.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and AT&T’s compliance with legal and regulatory matters.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Mr. Di Piazza (Chairman), Mr. Luczo, Mr. McCallister, and Ms. Taylor each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Mr. Di Piazza and Ms. Taylor are “audit committee financial experts.” Although the Board of Directors has determined that these individuals have the requisite attributes to be considered “audit committee financial experts” as defined under SEC rules, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T’s auditors or accountants, do not perform “field work” and are not full-time employees. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate.

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

2021 PROXY	31	AT&T INC.

AUDIT COMMITTEE

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2020 and 2019 are shown below.

PRINCIPAL ACCOUNTANT FEES

(dollars in millions)

Item	2020	2019
Audit Fees (a)	$50.5	$52.1
Audit Related Fees (b)	10.3	5.5
Tax Fees (c)	9.0	9.5
All Other Fees (d)	0.0	0.0

NOTE (a). Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, audits of certain subsidiaries, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

NOTE (b). Audit Related Fees. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, subsidiary audits associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting matters.

NOTE (c). Tax Fees. These fees include charges for various Federal, state, local and international tax compliance, planning, and research projects, as well as tax services for AT&T employees working in foreign countries.

NOTE (d). All Other Fees. No fees were incurred in 2020 or 2019 for services other than audit, audit related and tax.

AT&T INC.	32	2021 PROXY

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2020; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2020, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 12, 2021	The Audit Committee
Samuel A. Di Piazza, Jr., Chairman
Stephen J. Luczo
Michael B. McCallister
Cynthia B. Taylor

2021 PROXY	33	AT&T INC.

Compensation Discussion and Analysis

ACRONYMS USED

CAM

Career Average Minimum

CDP

Cash Deferral Plan

CEO

Chief Executive Officer

COO

Chief Operating Officer

DTC

Direct to Consumer

EOY

End of Year

EPS

Earnings Per Share

FCF

Free Cash Flow

MCB

Management Cash Balance

NEO

Named Executive Officer

ROIC

Return on Invested Capital

RSU

Restricted Stock Unit

SCT

Summary Compensation Table

SEC

Securities and Exchange Commission

SERP

Supplemental Employee Retirement Plan

SRIP

Supplemental Retirement Income Plan

STIP

Short Term Incentive Plan

SPDP

Stock Purchase and Deferral Plan

TSR

Total Stockholder Return

AT&T INC.	34	2021 PROXY

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the ability to attract and retain talent to support a culture of growth, innovation, and performance in an extraordinarily large and complex organization.

In this section, we summarize the elements of our compensation program and how our program supports pay for performance.

Topic	Overview	Details

THE FOUNDATION OF OUR PROGRAM	Our Committee believes that our programs should: • be aligned with stockholder interests, • be competitive and market-based, • pay for performance, • balance both short- and long-term focus, and • be aligned with generally accepted approaches. To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.	38

STOCKHOLDER ENGAGEMENT	Each year, we engage with stockholders to understand their views on executive compensation. In light of their feedback, results of the stockholder advisory vote on our executive compensation program, and market trends, the Committee adjusts our compensation program periodically as it determines to be appropriate.	39

OUR COMPENSATION PROGRAM ELEMENTS & PERCENT OF PAY TIED TO PERFORMANCE AND COMMON STOCK PRICE

Our program includes a number of different elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.

Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.

For active NEOs, the combination of short- and long-term incentives ranges from 85% to 92% of target pay. Payouts are formula-driven for:

•  Short-term incentives; and

•  Performance Shares (which represent 75% of the long-term incentive for most NEOs).

All long-term grants are tied to our common stock price performance.

Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance. The Committee exercised such discretion this year when determining short-term payouts for the 2020 performance period, given the impact of COVID-19 on the Company’s business and the world.

		40, 42

2021 PROXY	35	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

Topic	Overview	Details

HOW WE MAKE COMPENSATION DECISIONS	The starting point for determining Executive Officer compensation is an evaluation of market data. The independent consultant compiles compensation information for our Peer Group companies and then presents this information to our Committee for it to consider when making compensation decisions. Our Peer Group companies were chosen based on their similarity to AT&T on a number of factors, including alignment with our business, scale, and/or complexity.	41
TALENT MANAGEMENT CEO WarnerMedia CEO

The Company announced in April 2020 that the Board had selected John Stankey to succeed Randall Stephenson as AT&T CEO. An outside independent executive search firm aided the Board in the selection process. The evaluation criteria included the candidate’s capabilities to (i) build business strategy and execute the Board’s business plan, (ii) develop a diverse top-performing leadership team and workforce, and (iii) efficiently use AT&T’s capital and assets. Mr. Stankey demonstrated his abilities while serving in various AT&T leadership roles; this successful experience was critical to the Board’s selection of him to serve as CEO. In conjunction with his July 1 promotion, and in light of his new responsibilities, the Committee adjusted Mr. Stankey’s compensation to better align his pay to his CEO peer group.

With Mr. Stankey’s promotion, the Board conducted an extensive candidate search to fill the WarnerMedia CEO position, and Jason Kilar was selected to serve in that role as of May 1, 2020. The Board sought a leader to shepherd WarnerMedia through an evolving media and entertainment landscape and integrate WarnerMedia’s legacy operating units. As CEO of Hulu, Mr. Kilar was instrumental in the development of that company’s streaming entertainment service, and he brings a unique expertise to AT&T’s valuable media and entertainment operations. To attract Mr. Kilar and to provide an incentive for him to create stockholder value and to remain with the Company, the Committee offered a competitive annual total target compensation package with a heavier mix of stock-based awards to align with stockholders and the Company’s long-term pay philosophy. The Committee, with the advice of its compensation consultant, implemented a pay structure comprised of $2,500,000 base salary and $2,500,000 annual short-term incentive target. Consistent with pay practices for key senior leadership talent in the media and technology industry, the Committee approved for Mr. Kilar Restricted Stock Units valued at $48,000,000 (see description in SCT) that vest and distribute over a four-year period, reflecting the Committee’s intent to approximate long-term grants of $12,000,000 per year over four years. The Committee does not expect to grant Mr. Kilar additional long-term awards that would vest during such four-year period.

		41,42,48 51, 55

AT&T INC.	36	2021 PROXY

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

OUR PURPOSE WE CREATE CONNECTION – WITH EACH OTHER, WITH WHAT PEOPLE AND BUSINESSES NEED TO THRIVE EVERY DAY, AND WITH THE STORIES AND EXPERIENCES THAT MATTER.	OUR VALUES LIVE TRUE. THINK BIG. PURSUE EXCELLENCE. INSPIRE IMAGINATION. BE THERE. STAND FOR EQUALITY. EMBRACE FREEDOM. MAKE A DIFFERENCE.

Aligned to our purpose of creating connection, AT&T has three areas of market focus. First, we are a broadband connectivity provider with high-capacity broadband networks (fiber and wireless) that connect people and businesses and form the foundation for how we live our daily lives. Second, we are a software-based entertainment provider via HBO Max, which gives us the opportunity to have a relationship with a majority of U.S. households. And, third, we create and tell stories shared on our platforms to drive direct customer engagement and insights and create emotional attachments that can result in long-lasting customer loyalty. Bottom line, we are extremely well positioned for the future of connectivity and content.

2020 CORPORATE / CONSOLIDATED ACCOMPLISHMENTS1

• Cash from operations of $43.1 billion with free cash flow of $27.5 billion[2]	• Capital expenditures of $15.7 billion, and gross capital investment of $19.7 billion[4]

• Total dividend payout ratio of 54.5%[3]	• Fortune Most Admired—#1 in telecom

OPERATIONAL ACCOMPLISHMENTS

•

Broadband connectivity. More than 1 million fiber net additions for the second year in a row; achieved nationwide 5G coverage; nation’s fastest 5G wireless network and fastest network in the nation[5]; 1.5 million wireless postpaid phone net additions – more than twice as many as in 2018 and 2019 combined; continued FirstNet growth with nearly 2 million connections across more than 15,000 agencies in service, up from more than 1 million connections at the end of 2019.

•

Software-based entertainment. Launched HBO Max direct-to-consumer streaming platform and AT&T TV next generation premium live and on-demand video service; ended the year with more than 41 million domestic HBO Max/HBO subscribers, two years ahead of our initial forecast.

•

Create and tell stories. WarnerMedia received 38 Primetime Emmy® Awards, including Outstanding Drama Series (Succession); Outstanding Limited Series (Watchmen); Outstanding Variety Talk Series (Last Week Tonight with John Oliver); Outstanding Television Movie (Bad Education); and Outstanding Documentary or Nonfiction Special (The Apollo). CNN had its most-watched year ever, and cnn.com was the world’s most accessed digital news outlet. WarnerMedia’s cable networks reach an average of nearly 170 million people across the U.S. each month.

1	See Annex A for reconciliation of non-GAAP results.
2	Free cash flow is cash from operating activities minus capital expenditures.

3	Free cash flow dividend payout ratio is total dividends paid divided by free cash flow. For 2020, dividends paid totaled $15.0 billion.

4	Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 2020, gross capital investment included $3.0 billion in vendor financing payments and excluded $1.1 billion of FirstNet reimbursements.

5

Fastest 5G network based on AT&T analysis of Ookla® of Speedtest Intelligence® data median 5G download speeds for Q4 2020. Fastest network based on analysis by Ookla® of Speedtest Intelligence® data of average download speeds for Q1, Q2, Q3 and Q4 2019, and median download speeds for Q1, Q2, Q3 and Q4 2020. Ookla trademarks used under license and reprinted with permission.

2021 PROXY	37	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

DECISION MAKING FRAMEWORK

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are Ms. Mooney (Chairman), Mr. Ford, Mr. McCallister, Mr. Rose, and Mr. Yang. The Committee’s charter is available on our website at www.att.com. The Committee is responsible for:

Compensation-Related Tasks	Organizational Tasks

•  Determining the compensation for our Executive Officers, including salary and short- and long-term incentive opportunities;

•  Reviewing, approving, and administering our executive compensation plans, including our stock plans;

•  Establishing performance objectives under our short- and long-term incentive compensation plans;

•  Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers;

•  Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive; and

•  Approving employee benefit plans.

•  Evaluating the performance of the CEO;

•  Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

•  Reviewing succession planning for Executive Officer positions including the CEO’s position.

2020 GUIDING PAY PRINCIPLES

The Committee has established the following guiding pay principles as the pillars of our compensation and benefits program for 2020. It evaluates changes to our program in light of these goals and the Company’s strategic objectives.

AT&T INC.	38	2021 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

PAY GOVERNANCE

Our Committee designs our compensation and benefits program around the following market-leading practices:

OUR PRACTICES	WHAT WE DON’T DO

✓  Pay for Performance: Tie compensation to performance by setting clear and challenging performance metrics/goals, including stock price performance for long-term compensation.

✓ Multiple Performance Metrics and Time Horizons: Use multiple performance metrics and multi-year vesting timeframes to balance short- and long-term focus.

✓ Stock Ownership and Holding Period Requirements: NEOs must comply with common stock ownership guidelines and hold the equivalent of 25% of post-2015 stock award distributions until termination of employment.

✓ Regular Engagement with Stockholders: We regularly engage with stockholders to seek input regarding executive compensation matters.

✓ Dividend Equivalents: Paid at the end of the performance period on earned Performance Shares.

✓ Compensation-Related Risk Review: Performed annually to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

✓ Clawback Policy: Provides for the recovery of previously paid executive compensation for any fraudulent or illegal conduct.

✓ Severance Policy: Limits payments to 2.99 times salary and target bonus.

✗  No “Single Trigger” Change in Control Provisions: No accelerated vesting of equity awards upon a change in control.

✗   No Tax Gross-Ups, except in extenuating circumstances.

✗  No Repricing or Buy-Out of underwater stock options.

✗   No Hedging or Short Sales of AT&T stock or stock-based awards.

✗  No Supplemental Executive Retirement Benefits for officers promoted/hired after 2008.

✗   No Guaranteed Bonuses.

✗   No Excessive Dilution: As of April 30, 2020, our total dilution was less than 1% of outstanding stock.

STOCKHOLDER ENGAGEMENT

We engage in annual dialogue with our stockholders to review how our compensation and benefits program supports our long-term strategic objectives and obtain feedback. The Committee considers feedback from this outreach when evaluating any potential changes to our program. Our stockholders have continued their support of our program with 87.8% of votes cast for approval of the “say on pay” proposal at the 2020 Annual Meeting of Stockholders.

2021 PROXY	39	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION ELEMENTS AND PAY DETERMINATION

ELEMENTS OF 2020 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain, and motivate our executives to lead the Company effectively. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future:

FOCUS ON CURRENT YEAR PERFORMANCE SALARY AND SHORT- TERM INCENTIVES	+	FOCUS ON MULTI-YEAR PERFORMANCE LONG-TERM INCENTIVES: PERFORMANCE SHARES and/or RESTRICTED STOCK UNITS	+	FOCUS ON ATTRACTION & RETENTION RETIREMENT, DEFERRAL/ SAVINGS PLANS, BENEFITS, AND PERSONAL BENEFITS

The chart below more fully describes the elements of total direct compensation and their link to our business and talent strategies.

	Reward Element	Form	Link to Business and Talent Strategies

		Cash	• Provides current compensation for the day-to-day responsibilities of the position.
FIXED PAY	Base Salary	A portion may be contributed to the Company’s deferral plans.

•  Current pay level recognizes experience, skill, and performance, with the goal of being market competitive.

•  Future adjustments may be based on individual performance, pay relative to other executives, and/or pay relative to market.

	Short-Term Incentives	Cash	• Aligns pay with the achievement of short-term Company or business unit objectives.
AT RISK PAY		A portion may be contributed to the Company’s deferral plans.	• Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with performance.

	Long-Term Incentives	Common Stock	• Motivates and rewards the achievement of long-term Company objectives. • Aligns executive and stockholder interests.
Performance Shares Restricted Stock Units

AT&T INC.	40	2021 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING 2020 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys.

How the peer groups were chosen

The Committee evaluated compensation against the Corporate Peer Group, or a particular subset thereof, based on the responsibilities of each executive’s role.

The Corporate Peer Group was based on a recommendation from the independent consultant to ensure the peer group achieves the following:

•	Acknowledges AT&T’s strategic business mix by including 14 large telecom, media and technology companies,

•	Scale and business complexity represented by five large general industry companies with complex organizational structures, global operations, and/or diversified product lines, and

•	Includes three entertainment companies reported as direct competitors of the WarnerMedia business.

The Committee used the Corporate Peer Group for the corporate roles of CEO, CFO and General Counsel. Mr. Stankey’s position while he served as COO was evaluated against a subset of the Corporate Peer Group where roles matched the COO responsibilities. Similarly, because of the significant scope of Mr. McElfresh’s position, his compensation was evaluated relative to a subset comprised of companies that closely resemble the scale and scope of AT&T Communications. Lastly, Mr. Kilar’s compensation was evaluated against a specific peer group to recognize pay practices in the media and technology industries.

PEER COMPANIES
CEO, CFO, & GENERAL COUNSEL		COO		CEO, AT&T COMMUNICATIONS		CEO, WARNERMEDIA

Alphabet Amazon Apple Charter Cisco Comcast IBM	Intel Microsoft Oracle Sprint T-Mobile Verizon Walt Disney	Apple Charter Cisco Comcast IBM	Intel Oracle Sprint T-Mobile Verizon	Apple Charter Cisco Comcast	Intel Sprint T-Mobile Verizon	Amazon Comcast
Boeing Chevron Exxon GE Wal-Mart		Chevron Wal-Mart		Chevron Exxon GE Wal-Mart		—
CBS Corp Fox Corp Viacom		CBS Corp Fox Corp		—		AMC Networks CBS Corp Discovery Comm Fox Corp Lions Gate Ent. Netflix
The Corporate Peer Group companies are used to determine our relative performance for the 2020 Performance Share grant for NEOs.

2021 PROXY	41	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

The Committee’s Process for Establishing 2020 Target Compensation

The Committee’s consultant reviewed market data from the applicable peer groups with members of management and the CEO (for Executive Officers other than himself) to confirm job matches and scoping of market data based on the relative value of each position and differences in responsibilities between jobs at AT&T and those in the applicable peer group. After completing this review, the consultant presented the market data to the Committee.

The Committee used the market data and the CEO’s compensation recommendations for the other Executive Officers and then applied its judgment and experience to set Executive Officer target compensation. While the Committee does consider peer group compensation information when setting executive compensation, it does not believe it appropriate to establish compensation amounts based solely on this data. The Committee believes that compensation decisions are multi-dimensional and require consideration of additional factors, including market competition for the position and the executive’s:

-	experience, performance, and contributions;
-	long-term potential; and
-	leadership.

2020 Target Pay Mix

The Committee designs the executive compensation program to include at-risk pay. It uses a mix of incentive awards and stock-based compensation to tie the interests of our executives to those of our stockholders. The following charts depict the mix of target compensation for Mr. Stankey and the average for the other NEOs. Mr. Stephenson’s compensation was excluded and Mr. Kilar’s RSU grant was annualized for the “Other NEOs” chart.

When Mr. Stankey was appointed CEO, the Committee reevaluated his compensation mix and elected to (i) decrease his salary and short-term target award and (ii) increase his long-term compensation. These changes are intended to further align his long-term interests with the interest of stockholders.

2020 TARGET PAY MIX

*Including Stock Price Performance

AT&T INC.	42	2021 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

HOW NEOs WERE PAID FOR PERFORMANCE IN 2020

2020 Short-Term Incentive Awards – Attainment and Payouts

At the beginning of 2020, before the COVID-19 pandemic, the Committee established performance metrics applicable to payment of 2020 short-term awards. These metrics were chosen for their link to our corporate strategy and were structured to reflect the responsibilities of each officer. Messrs. McElfresh and Kilar were measured primarily on metrics applicable to their respective segments, while metrics for corporate officers were based on company-wide results.

Performance metrics (and weightings) for Messrs. Stankey, Stephenson, Stephens and McAtee were Earnings Per Share (80%) and Free Cash Flow (20%). Mr. McElfresh’s metrics were AT&T Communications Operating Contribution (80%) and corporate Free Cash Flow (20%). In addition, if revenue growth metrics for corporate officers or AT&T Communications officers, respectively, were attained, an additional 15% of the target awards could be earned. Mr. Kilar’s metrics were WarnerMedia Free Cash Flow (20%), WarnerMedia Operating Contribution (30%), a qualitative award for his success in the Direct-to-Consumer Strategy (30%) and his Individual Performance (20%).

The global COVID-19 pandemic had an unexpected effect on the Company’s results in 2020. While the Company fully achieved its Free Cash Flow metrics, the pandemic negatively impacted revenues across all businesses, particularly affecting WarnerMedia and domestic wireless service revenues, which reflected significantly lower international roaming revenues. COVID-19 contributed to lower content licensing and advertising revenues at WarnerMedia. Wireless retail distribution was impacted by temporary store closings, many of which were mandated by local authorities, and by safety protocols that limited the number of people in stores that remained open. As a result of the restrictions, we transformed our distribution model to accommodate how customers want to interact with us, for example, by increasing online transactions.

In response to the pandemic and to account for its effects on our operations, performance goals for our managers other than our executive officers were reset. The Company set a fixed payout of 80% of the target award for the first half of the year for managers in all business units and established new performance goals for the second half of the year. Under the new performance goals our managers below executive officer earned performance bonuses ranging from 85% to 100% of target.

The Committee decided to wait until the end of the year to determine whether and how to adjust metrics for executive officers. In addition, Mr. Stankey, who became CEO on July 1, requested a 50% reduction of his salary for the period he was CEO and, for his 2020 short-term award, a limit of 50% of his annual target. Mr. Stephenson, who became Executive Chairman on July 1, likewise requested a relinquishment of his salary for the second half of 2020 and a 50% reduction in any short-term award that was approved by the Committee.

In January 2021, the Committee met to determine the payout of the 2020 short-term awards for the Named Executive Officers. Corporate Free Cash Flow attainment was 100%, Earnings Per Share attainment was 78%, AT&T Communications Operating Contribution attainment was 91%, Warner Media Free Cash Flow attainment was 115%, and WarnerMedia Operating Contribution attainment was 73%. Each performance metric has an associated payout table based on attainment, and payouts range from 150% of target (110% attainment) down to 30% of target (82% attainment), with no payout below that. Revenue growth metrics, which would provide an additional 15% of a target award, were not attained. As a result, Mr. McElfresh earned a 57% payout, Mr. Kilar earned a 60% payout before consideration of his qualitative metrics, and the other NEOs earned 20% payouts.

The Committee recognized that the original assumptions and performance goals for the 2020 awards were no longer relevant in light of the global pandemic. The Committee recognized that, notwithstanding the pandemic, the Company did have many successes in 2020, including the expansion of broadband connectivity, nationwide 5G deployment, the best full-year postpaid phone net adds in a decade, and HBO and HBO Max subscribers exceeding their target. The Committee recognized that our executive officers executed on the Company’s strategy and operated effectively as a team in a challenging environment, putting forth extraordinary efforts on behalf of the Company. As a result, the Committee decided to compensate the executive officers as a team and

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COMPENSATION DISCUSSION AND ANALYSIS

exercised its discretion to grant a payout of 75% of the target award for each NEO, except for Messrs. Stankey and Stephenson, whose requests to limit their compensation were considered and approved. As a result, Messrs. Stankey and Stephenson received payouts of 50% and 37.5% respectively. By comparison, based on the mid-year adjustments to their performance goals, all of our managers below executive officer earned performance bonuses ranging from 85%—100% of target, which provided them with higher payout percentages than our NEOs.

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2020 or Early 2021

Following is a description of the long-term awards our NEOs (other than Mr. Kilar) received:

Form of Award	Performance/Restriction Period and Metrics	Description
Performance Shares Granted in 2018 75% of 2018 Long-Term Award	3-year performance period (2018-2020) Performance metrics: – 100% ROIC – Relative TSR payout modifier* Payout value based on combination of performance attainment and common stock price performance.

–  Each Performance Share is equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

–  Performance Shares are paid 66% in cash and 34% in common stock. The amount of cash to be paid is based on our stock price on the date the award payout is approved.

–  Awards are based on a 3-year performance period and maximize both short- and long-term performance. The impact of a single year’s performance is felt in each of the three Performance Share grants outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

–  Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

RSUs Granted in 2017 25% of 2017 Long-Term Award	4-year restriction period Payout value based on common stock price performance.

RSUs pay in common stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

*	Not applicable to Mr. McElfresh’s 2018 Performance Shares because he was not an Executive Officer at the time of the grant.

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COMPENSATION DISCUSSION AND ANALYSIS

ROIC Payout Table and Actual Performance Attainment – 2018-2020 Performance Period

Determination of Performance Goal	Performance Below Target Range

We established a ROIC performance target range of 6.50% to 7.50% at the beginning of the 3-year performance period. This target range does not reward or penalize Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated weighted average cost of capital (determined, in part, based on input from banks) by 100 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award. We calculate ROIC by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the 3-year performance period to determine the final performance.

Achievement below the target range results in decreasing levels of award payout. No payout is earned if less than 62% of the performance target range is achieved.

Performance Within Target Range

100% payout if performance falls within the target range.

Performance Above Target Range

Maximum payout of 150% is earned if 157% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance

After conclusion of the performance period, the Committee determined (using the 2018 ROIC payout table summarized on the next page) that we achieved ROIC of 8.4%, which was above the target range, and 290 basis points above the weighted average cost of capital we established based on input from banks. As a result, the Committee directed that 105% of the related Performance Shares be distributed in accordance with the payout table as follows (before applying the TSR modifier, as discussed on the next page).

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COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2018 Performance Share grant:

Relative TSR Payout Modifier (2018 - 2020 Performance Period)
	AT&T Return vs. Peer Group	Payout Modifier
	Top Quartile	Add 10 percentage points to final ROIC payout percentage
Our 3-year TSR of -11% ranks us at the 22nd percentile of the peer group	Quartile 2	No adjustment to ROIC payout percentage
Quartile 3
	Bottom Quartile	Subtract 10 percentage points from final ROIC payout percentage

TSR was measured relative to the peer group shown below. This peer group was established at the time of grant; these companies were removed due to acquisitions: 21st Century Fox, CBS, Sprint and Viacom.

TSR Peer Group for 2018 Performance Share Grant
Alphabet	Charter	Exxon	Microsoft	Verizon
Amazon	Chevron	GE	Oracle	Walt Disney
Apple	Cisco	IBM	T-Mobile US	Wal-Mart
Boeing	Comcast	Intel

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COMPENSATION DISCUSSION AND ANALYSIS

Percent of Grant Value Realized

2018-2020 Performance Share Grant

Based on the combined ROIC and relative TSR performance attainment, the Committee directed that 95% of the Performance Shares be distributed. After the impact of common stock price performance over the 3-year performance period, our NEOs received 70% of the original 2018 Performance Share grant value (without regard to any supplemental grants), as follows:

2018-2020 Performance Share Grant

    95% payout

[1]	Closing common stock prices: $39.16 on the 2/1/2018 grant date and $28.80 on the 1/28/2021 payout approval date.

2017 RSU Grant

After the impact of common stock price performance over the 4-year restriction period, our NEOs received 71% of the original 2017 RSU grant value, as follows:

2017 RSU Grant

[2]	Closing common stock prices: $41.77 on the 1/26/2017 grant date and $29.75 on 1/26/2021, the last date of the restriction period.

REALIZED COMPENSATION FOR NAMED EXECUTIVE OFFICERS

We believe it’s difficult to understand the impact of our Committee’s pay-for-performance philosophy without an explanation of the compensation that our NEOs actually received (“realized compensation”) relative to their original pay targets (“target compensation”). The primary difference between realized and target compensation is stock price performance and achievement against pre-established performance goals under our short- and long- term incentive plans. In the preceding sections we detailed our incentive award payouts. The following charts summarize the impact of these payouts on each NEO’s total realized compensation for 2020. Note that the realized long-term values shown below do not align to what is reported in the Summary Compensation Table (SCT) because the SCT reflects long-term grant values for 2020 whereas realized compensation shown below includes long-term distribution values of awards with performance/restriction periods ending in 2020 or early 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

John Stankey Chief Executive Officer

John Stankey was appointed Chief Executive Officer in 2020, after serving as President and COO of AT&T Inc. During his 35-year career with the Company, he has held various leadership positions, including CEO-WarnerMedia; CEO-AT&T Entertainment Group; Chief Strategy Officer; President and CEO of AT&T Business Solutions; and President and CEO of AT&T Operations.

New Role

Upon Mr. Stankey’s appointment to CEO, the Committee adjusted his total compensation by decreasing his base salary and short-term target incentive (details below) and increasing his long-term incentive award with a $4,000,000 supplemental grant comprised of 75% Performance Shares and 25% Restricted Stock Units. This change was intended to further align his long-term interests with those of stockholders.

In response to the year’s economic stress, Mr. Stankey requested, and the Committee approved, a reduction of his compensation for 2020 (details below).

2020 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2020 Base Salary	$2,050,000

Mr. Stankey’s annual salary was adjusted from $2,900,000 to $2,400,000 upon his promotion to CEO in July 2020. This adjustment was made to focus his pay more toward long-term incentive compensation.

In response to the unprecedented uncertainty and global economic stress impacting society, including AT&T stockholders and employees, Mr. Stankey requested, and the Committee approved, a 50% reduction of his CEO salary from July 1 to December, 31, 2020. Therefore, Mr. Stankey’s salary for this period is $600,000. The forgone salary will not be made up or reimbursed.

2020 STIP	Target Award = $6,500,000 Final Award Paid = $3,250,000 50% of target award value realized

Mr. Stankey’s target STIP was adjusted from an annual target of $7,400,000 to $5,600,000 upon his promotion to CEO in July 2020. This adjustment was made to focus his pay more toward long-term incentive compensation.

Mr. Stankey requested, and the Committee approved, that his STIP be capped at 50% of his annual target. His STIP payout was therefore 50%. The forgone target bonus amount will not be made up or reimbursed.

Performance Share Payout 75% of 2018 Long-Term Award (2018-2020 Performance Period)	Target Award = $5,531,250 Final Award Paid = $3,880,058 70% of grant value realized

Mr. Stankey’s performance share payout was based on:

•  A formulaic payout of 105% of the 141,815 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned, including the 2018 supplemental grant.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2017 Long-Term Award (2017 Grant)	Target Award = $1,750,000 41,896 shares paid; valued at $1,246,406 71% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted by 29%. RSUs were paid in common stock.

Total Realized Compensation	$10,426,464

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COMPENSATION DISCUSSION AND ANALYSIS

Randall Stephenson Executive Chairman

Randall Stephenson was appointed to the position of Executive Chairman effective July 2020. Prior to that appointment, he served as Chairman of the Board and Chief Executive Officer. Throughout his 38 years at AT&T, he held a variety of high-level finance, operational, and marketing positions, including serving as Chief Operating Officer from 2004 to 2007, and as Chief Financial Officer from 2001 to 2004. He began his career with the Company in 1982. Mr. Stephenson retired on January 21, 2021.

New Role

Upon his appointment to Executive Chairman, the Committee made no adjustments to Mr. Stephenson’s compensation.

In response to the impact of COVID-19, Mr. Stephenson requested, and the Committee approved, a reduction of his 2020 compensation (details below).

2020 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2020 Base Salary	$900,000

Mr. Stephenson’s salary for 2020 was $1,800,000 (unchanged from 2019).

In response to the economic uncertainty caused by the significant impact of COVID-19, Mr. Stephenson requested, and the Committee approved, the relinquishment of this salary for the period of July 1 through December 31, 2020. Therefore, he did not receive a salary for this period. The forgone salary will not be made up or reimbursed.

2020 STIP	Target Award = $6,000,000 Final Award Paid = $2,250,000 37.5% of target award value realized

Mr. Stephenson’s target STIP was not adjusted in 2020.

Mr. Stephenson requested, and the Committee approved, that his STIP payout be limited to 50% of the amount otherwise established by the Committee. His STIP payout was therefore 37.5% of target, or one-half of the 75% established by the Committee for executive officers. The forgone STIP will not be made up or reimbursed.

Performance Share Payout 75% of 2018 Long-Term Award (2018-2020 Performance Period)	Target Award = $13,725,000 Final Award Paid = $9,589,270 70% of grant value realized

Mr. Stephenson’s performance share payout was based on:

•  A formulaic payout of 105% of the 350,485 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2017 Long-Term Award (2017 Grant)	Target Award = $4,175,000 99,952 shares paid; valued at $2,973,572 71% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted by 29%. RSUs were paid in common stock.

Total Realized Compensation	$15,712,842

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COMPENSATION DISCUSSION AND ANALYSIS

John Stephens Senior Executive Vice President and Chief Financial Officer

John Stephens has 28 years of service with the Company. Mr. Stephens was appointed Chief Financial Officer in 2011. He has responsibility for financial planning, corporate development, accounting, tax, auditing, treasury, investor relations, and corporate real estate. Prior to his current position, Mr. Stephens held a series of successive positions in the finance department. Before joining the Company, Mr. Stephens held a variety of roles in public accounting.

2020 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2020 Base Salary	$1,145,833	Mr. Stephens received a 2% salary increase from $1,125,000 to $1,150,000 in March 2020.

2020 STIP	Target Award = $2,700,000 Final Award Paid = $2,275,000 84% of target award value realized

Mr. Stephens’ target STIP was increased 3% to $2,700,000 in 2020.

Mr. Stephens’ STIP payout was 75% of his target award. The Committee awarded an additional $250,000 for his individual accomplishments including (i) strategically monetizing non-core assets and investing capital effectively and (ii) refinancing debt to reshape AT&T’s balance sheet with a lower cost of capital and longer, smoother maturity profile.

Performance Share Payout 75% of 2018 Long-Term Award (2018-2020 Performance Period)	Target Award = $6,750,000 Final Award Paid = $4,933,610 73% of grant value realized

Mr. Stephens’ performance share payout was based on:

•  A formulaic payout of 105% of the 180,322 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned, including the 2018 supplemental grant.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2017 Long-Term Award (2017 Grant)	Target Award = $1,750,000 41,896 shares paid; valued at $1,246,406 71% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted by 29%. RSUs were paid in common stock.

Total Realized Compensation	$9,600,849

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COMPENSATION DISCUSSION AND ANALYSIS

Jason Kilar CEO-WarnerMedia, LLC

Jason Kilar was hired as CEO-WarnerMedia in May 2020 to lead the world’s largest TV and film studio, the Company’s news outlets and the new streaming platform HBO Max. As a seasoned media, entertainment, and technology executive he served as the founding CEO of Hulu from 2007 to 2013 and held several leadership positions at Amazon from 1997 to 2006. He is a former board member at DreamWorks Animation and Univision Communications.

New Leadership

The Board sought the best talent available to lead WarnerMedia, and Mr. Kilar, with his experience at Hulu and Amazon, among other companies, brings a broad range of expertise in managing a media business. As CEO of WarnerMedia, Mr. Kilar was charged with overseeing a reorganization to realize synergies and help WarnerMedia operate more nimbly in the current media landscape. He also led the successful launch of AT&T’s HBO Max streaming platform, a key element of AT&T’s software-based entertainment strategy.

Consistent with common compensation practices in the media and technology industry, Mr. Kilar’s compensation is structured differently than executive pay in other industries, including AT&T’s communications businesses. The table below depicts the approximate annual value of the total target compensation for Mr. Kilar, taking into account that the $48,000,000 (see SCT for description) of Restricted Stock Units approved by the Committee will vest each year over the four-year period.

Annual Target Compensation

Base Salary	Short-Term Target	Restricted Stock Units*	Total Annual Compensation (approximate)
$2,500,000	$2,500,000	$12,000,000	$17,000,000
*Approximateannual value for the period 2021 – 2024

2020 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2020 Base Salary	$1,666,667	Mr. Kilar’s salary is $2,500,000 for 2020.

2020 STIP	Target Award = $1,673,497 Final Award Paid = $1,255,123 75% of target award value realized	Mr. Kilar’s STIP target is $2,500,000 in 2020. Mr. Kilar’s STIP payout was 75% of his target award, prorated for the period worked from May 1, 2020 – December 31, 2020.

RSU Grant	Mr. Kilar did not receive a long-term distribution in 2020 because he was hired in May. Details of his 2020 long-term incentive grant upon hire are described in the 2020 Long-Term Grants section.

Total Realized Compensation	$2,921,790

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COMPENSATION DISCUSSION AND ANALYSIS

David McAtee Senior Executive Vice President and General Counsel

David McAtee has served as AT&T’s General Counsel since 2015. He has responsibility for all legal matters affecting AT&T, including the Company’s litigation, regulatory matters, and administrative matters before various judicial and regulatory bodies, as well as all merger agreements, dispositions of non-strategic assets, commercial agreements, and labor contracts. Mr. McAtee joined the Company in 2012 after 18 years in government and private practice.

Retention

As General Counsel, Mr. McAtee provides great value to the Company. He has deep legal expertise, particularly with antitrust actions, having successfully defended the challenge by the U.S. Department of Justice to AT&T’s acquisition of Time Warner. To retain Mr. McAtee’s services and in recognition of the value he brings to the Company, the Committee awarded a career retention grant to Mr. McAtee of Restricted Stock Units valued at $9,000,000 under the 2018 Incentive Plan, vesting ten years after the grant date (details in the 2020 Long-Term Grants section). This grant did not contribute to Mr. McAtee’s realized pay in 2020.

2020 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2020 Base Salary	$1,295,833	Mr. McAtee received a 2% base salary increase from $1,275,000 to $1,300,000 in March 2020.

2020 STIP	Target Award = $2,350,000 Final Award Paid = $1,762,500 75% of target award value realized	Mr. McAtee’s target STIP was increased 2% to $2,350,000 in 2020. Mr. McAtee’s STIP payout was 75% of his target award.

Performance Share Payout 75% of 2018 Long-Term Award (2018-2020 Performance Period)	Target Award = $3,750,000 Final Award Paid = $2,719,475 73% of grant value realized

Mr. McAtee’s Performance Share payout was based on:

•  A formulaic payout of 105% of the 99,396 shares granted, based on the Company’s performance achievement for ROIC and 10% subtracted for the relative TSR modifier, plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned, including the 2018 supplemental grant.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2017 Long-Term Award (2017 Grant)	Target Award = $925,000 22,145 shares paid; valued at $658,814 71% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted by 29%. RSUs were paid in common stock.

Total Realized Compensation	$6,436,622

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COMPENSATION DISCUSSION AND ANALYSIS

Jeff McElfresh CEO, AT&T Communications, LLC

Jeff McElfresh joined the Company in 1995, and was appointed CEO of AT&T Communications, LLC, in October 2019. He is responsible for AT&T Communications’ consumer, business, and technology and operations groups, which provide mobile, broadband, and video services to U.S. consumers and nearly 3 million businesses. He previously served as President-Technology and Operations for AT&T Communications, LLC, and as CEO of Vrio Corp, the Company’s pay-TV business in Latin America.

2020 Realized Compensation
Element of Compensation	Compensation Amount	Rationale

2020 Base Salary	$850,000	Mr. McElfresh’s salary did not increase in 2020.

2020 STIP	Target Award = $1,850,000 Final Award Paid = $1,587,500 86% of target award value realized

Mr. McElfresh’s target STIP did not increase in 2020.

Mr. McElfresh’s STIP payout was 75% of his target award. The Committee awarded an additional $200,000 for his individual accomplishments including (i) the Company’s best postpaid market performance in ten years, (ii) the successful nationwide rollout of 5G, and maintaining the Company’s position as the industry’s fastest network, and (iii) restructuring distribution to improve effectiveness and rationalized costs.

Performance Share Payout 75% of 2018 Long-Term Award (2018-2020 Performance Period)	Target Award = $729,750 Final Award Paid = $605,223 83% of grant value realized

Mr. McElfresh’s performance share payout was based on:

•  A formulaic payout of 105% of the 20,014 shares granted, based on the Company’s performance achievement for ROIC (and no adjustment for the TSR modifier since he was not an executive officer when this award was granted), plus

•  The Company’s common stock price change over the 3-year performance period, which reduced the value of the shares earned, including the 2018 supplemental grant.

Performance Shares were paid in 66% cash and 34% common stock.

RSU Payout 25% of 2017 Long-Term Award (2017 Grant)	Target Award = $153,750 3,681 shares paid; valued at $109,510 71% of grant value realized	The Company’s common stock price change over the 4-year restriction period reduced the value of the units granted by 29%. RSUs were paid in common stock.

Total Realized Compensation	$3,152,233

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COMPENSATION DISCUSSION AND ANALYSIS

2020 LONG-TERM GRANTS

In 2020, the Committee granted our NEOs long-term awards in the form of:

Type of Award	Weight	Performance Metrics	Vesting Period

Performance Shares	75% 0% for Mr. Kilar	Performance Metric -100% ROIC Relative TSR Payout Modifier	3-year performance period

RSUs	25% 100% for Mr. Kilar	Payout value based on common stock price performance only	4-year restriction period

The associated grant values for these awards were:

2020 TARGET LONG-TERM VALUES

Name	Performance Shares ($)	RSUs ($)
John Stankey	10,125,000	3,375,000
Randall Stephenson	15,750,000	5,250,000
John Stephens	8,062,500	2,687,500
Jason Kilar	NA	48,000,000
David McAtee	4,012,500	10,337,500
Jeff McElfresh	4,350,000	1,450,000

The above table summarizes annual awards of Performance Shares and RSUs approved in 2020, and the following additional awards: supplemental grants to Mr. Stankey—$3,000,000 in Performance Shares and $1,000,000 of RSUs; one-time grant to Mr. Kilar—$48,000,000 of RSUs; and a retention grant to Mr. McAtee—$9,000,000 of RSUs. See SCT for the description of Mr. Kilar’s award approved by the Committee.

2020 PERFORMANCE SHARE GRANTS

The Performance Shares granted in 2020 are for the 2020-2022 performance period. The Committee determined that the Performance Shares would be tied to a ROIC performance metric with a payout modifier based on a comparison of AT&T’s TSR to our Corporate Peer Group.

ROIC Performance Metric

We calculate ROIC for the 2020-2022 performance period by averaging over the three-year performance period: (1) our annual reported net income plus after-tax interest expense minus minority interest, divided by (2) the total of the average debt and average stockholder equity for the relevant year. For mergers and acquisitions activity over $2.0 billion, we exclude the dilutive impacts of intangible amortization, asset write-offs, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the net impact of certain matters to the extent the collective net impact of such matters in one of the following specific categories exceeds $500 million in a calendar year: changes in federal tax laws, changes in accounting principles, expenses caused by natural disasters and non-cash accounting write-downs of goodwill, other intangible assets and fixed assets. Additionally, we disregard gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans.

ROIC Payout Table Description

The ROIC target range for the 2020-2022 performance period was set 75 basis points above our cost of capital, a target that we believe to be challenging, but attainable. For performance above or below the performance target range, the number of Performance Shares are increased or reduced, respectively. Potential payouts range from 0% to 150% of the number of Performance Shares granted.

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COMPENSATION DISCUSSION AND ANALYSIS

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with those of stockholders. This modifier provides that 2020 Performance Share Award payouts may be adjusted based on our TSR (stock appreciation plus reinvestment of dividends) performance relative to our Corporate Peer Group. TSR performance will be measured over the entire performance period.

TSR PERFORMANCE MODIFIER

2020-2022 Performance Period

AT&T Return vs. TSR Peer Group	Payout Modifier

Top Quartile	Add 10 Percentage Points to Final ROIC Payout Percentage

Quartile 2 Quartile 3	No Adjustment to ROIC Payout Percentage

Quartile 4	Subtract 10 Percentage Points from Final ROIC Payout Percentage

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for ROIC, and modifying the award for relative TSR achievement, if applicable. In addition, the Committee may make additional, discretionary adjustments. Performance Shares, if earned, are paid 34% in common stock, 66% in cash.

2020 RESTRICTED STOCK UNIT GRANTS

For NEOs other than Mr. Kilar, RSUs granted in 2020 vest 100% after four years or upon retirement eligibility, whichever occurs earlier, but do not pay out until the scheduled distribution date. These RSUs receive quarterly dividend equivalents, paid in cash, at the time regular dividends are paid on our common stock. RSUs pay 100% in stock to further tie executives’ interests to those of stockholders.

2020 Restricted Stock Unit Grant for Mr. Kilar

The Committee approved an award of $48,000,000 (1,646,655 shares) in RSUs upon Mr. Kilar’s hiring as CEO of WarnerMedia. See SCT for description of the award. Twenty-five percent of the award will vest and distribute each year during a four-year period (approximately $12,000,000 per year). The first vesting and distribution date was February 15, 2021. The ultimate value of the payout on the shares will depend on the value of AT&T’s share price on the vesting dates. The RSUs receive quarterly dividend equivalents paid in cash at the same time regular dividends are paid on the Company’s common stock. The RSUs pay 100% in stock to further align Mr. Kilar’s interests with those of our stockholders. Mr. Kilar’s employment contract and severance benefits are described on pages 62, 72 and 73.

The Committee approved Mr. Kilar’s equity grant as a way to attract and retain the unique skill set he brings to the Company and to incentivize stockholder value creation. The structure of Mr. Kilar’s compensation also aligns with that of his peers in the media and technology industry. His total compensation reflects his responsibility in running a preeminent media company and is also in line with industry peers.

2020 Retention Grant for Mr. McAtee

Mr. McAtee received a career retention grant of 305,085 shares of Restricted Stock Units, with an approximate grant date value of $9,000,000, which vests in April 2030. Accumulated dividend equivalents are paid at the end of the grant’s ten-year restriction period. The award does not vest upon retirement eligibility. Mr. McAtee is eligible for a prorate of the award based on months worked during the restriction period, but not less than 50% of the award, if the Company terminates his employment prior to April 2030.

The Committee awarded these RSUs to Mr. McAtee as an incentive to remain with the Company and to reflect the value, including his proven legal expertise in antitrust matters, they believe he brings to AT&T in a highly competitive marketplace.

2021 PROXY	55	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

BENEFITS

Benefits and Personal Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: These benefits allow us to have a competitive program to help us in our attraction and retention efforts.

•

To support Executive Officers in meeting the needs of the business: We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather based on the value they bring the Company through maximized productivity and availability.

•	To provide for the safety, security, and personal health of executives: We provide Executive Officers certain personal benefits to provide for their safety and personal health.

Benefits for our Executive Officers are outlined below. The Committee continuously evaluates these benefits based on needs of the business and prevailing market practices and trends.

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans are offered to substantially all our employees, including each of the NEOs, and provide the opportunity to defer income and receive Company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of cash compensation (only base salary is matched for officers). Managers hired externally on or after January 1, 2015 (2016 for DirecTV), and WarnerMedia employees, do not earn pension benefits, and to account for the lack of a pension benefit, we provide a 401(k) match of 133-1/3% match on the first 3% of eligible 401(k) contributions and 100% match on the next 3% of eligible 401(k) contributions.

Nonqualified Plans

We provide mid-level and above managers, other than WarnerMedia employees, the opportunity for tax-advantaged savings through two nonqualified plans. WarnerMedia offers eligible employees a separate nonqualified deferral plan, though Mr. Kilar did not participate in 2020.

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program for AT&T employees, which we use to encourage our managers to invest in and hold AT&T common stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

Cash Deferral Plan

Through this plan, eligible AT&T managers may also defer cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the Summary Compensation Table of any earnings on deferred compensation that exceed an amount set by the SEC.

These plans are described more fully in the Executive Compensation Tables section.

AT&T INC.	56	2021 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

We offer a tax-qualified group pension plan to a majority of our AT&T managers. Managers hired externally on or after January 1, 2015 (2016 for DirecTV) are not eligible to participate in the pension plan, and instead receive an enhanced match in the 401(k) plan. WarnerMedia managers are not eligible to earn pension benefits, though some employees have frozen pre-merger Time Warner pension benefits.

We also provided supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009. In 2019, Messrs. Stankey and Stephens elected to freeze their SERP benefits as if they had retired at the end of 2019. In exchange, they gave up credits under the plan for all future compensation and service. The frozen benefits will earn a fixed rate of interest equal to 3.7% which represents the discount rate used to determine lump sum benefits for participants who retired in 2019. Additional information on pension benefits, including these plans, may be found in the Executive Compensation Tables section, following the “Pension Benefits” table.

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits. The benefits are described below and the value of those benefits to Executive Officers receiving them can be found in the section following the Summary Compensation Table.

Benefit/ Personal Benefit	Description	Rationale

FINANCIAL COUNSELING	Includes tax preparation, estate planning, and financial counseling.	Allows our executives to focus more on business responsibilities by providing financial counselors to help with their personal financial affairs and tax filings.

HEALTH COVERAGE	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.	Maintains executives’ health and welfare, helping to ensure business continuity.

EXECUTIVE PHYSICAL	Annual physical for executives who do not receive the health coverage shown above.

COMMUNICATIONS	AT&T products and services provided at little or no incremental cost to the Company.	Provides 24/7 connectivity and a focus on services customers purchase.

AUTOMOBILE	Includes allowance, fuel, and maintenance.	Recruiting and retention tool.

EXECUTIVE DISABILITY	Provides compensation during a leave of absence due to illness or injury.	Provides security to executives’ family members.

HOME SECURITY	Residential security system and monitoring.

EXECUTIVE LIFE INSURANCE	See page 69.

COMPANY-OWNED CLUB MEMBERSHIPS	In some cases, we allow personal use, but do not pay country club fees or dues for Executive Officers.	Affords executives the opportunity to conduct business in a more informal environment.

PERSONAL USE OF COMPANY AIRCRAFT

Executive officers are required to reimburse the Company for the incremental cost of personal usage. However, the CEO may waive the reimbursement requirement for other Executive Officers. Reimbursements will not be made where prohibited by law.

Provides for safety, security, and reduced travel time so executives may focus on their responsibilities.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information may be found in the “Other Post-Retirement Benefits” section of Executive Compensation Tables.

2021 PROXY	57	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

POLICIES AND RISK MITIGATION

2020 STOCK OWNERSHIP GUIDELINES

The Committee has established common stock ownership guidelines for 2020 as shown below. We include vested shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines

CEO	6X Base Salary

Executive Officers	Lesser of 3X Base Salary or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to meet the minimum requirements.

Each NEO was in compliance with AT&T’s guidelines as of December 31, 2020.

EQUITY RETENTION

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T.

HEDGING POLICY

Executive officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

CLAWBACK POLICY

In addition to the risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals.

These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ independent compensation consultants and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

The consultant:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Provides market data for jobs held by senior leaders;
•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

AT&T INC.	58	2021 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 11, 2021	The Human Resources Committee

Beth E. Mooney, Chairman
Scott T. Ford
Michael B. McCallister
Matthew K. Rose
Geoffrey Y. Yang

2021 PROXY	59	AT&T INC.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below contains information concerning the compensation provided to the two officers serving as Chief Executive Officer during the year, the Chief Financial Officer, and the three other most highly compensated Executive Officers of AT&T (the Named Executive Officers). Compensation information is provided for the years each person in the table was a Named Executive Officer since 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)
J. STANKEY CEO and President	2020	2,050,000	0	13,499,999	0	3,250,000	1,411,950	808,968	21,020,917
	2019	2,900,000	0	9,525,340	0	7,566,500	2,113,955	367,211	22,473,006
	2018	2,058,333	2,000,000	6,889,708	0	4,374,333	574,835	655,696	16,552,905
R. STEPHENSON Executive Chairman	2020	900,000	0	20,999,989	0	2,250,000	3,763,883	1,240,756	29,154,628
	2019	1,800,000	0	19,800,007	0	5,280,000	3,589,196	1,563,722	32,032,925
	2018	1,800,000	0	17,069,774	0	5,192,000	3,517,806	1,538,538	29,118,118
J. STEPHENS Sr. Exec. Vice Pres. and CFO	2020	1,145,833	250,000	10,750,008	0	2,025,000	1,059,686	906,618	16,137,145
	2019	1,125,000	250,000	10,750,027	0	2,310,000	1,482,271	808,030	16,725,328
	2018	1,096,875	2,000,000	8,542,439	0	2,057,917	1,324,399	620,674	15,642,304
J. KILAR	2020	1,666,667	0	49,234,985	0	1,255,123	0	15,824	52,172,599
CEO-WarnerMedia
D. MCATEE Sr. Exec. Vice Pres. and General Counsel	2020	1,295,833	0	14,349,990	0	1,762,500	484,566	715,725	18,608,614
	2019	1,270,833	250,000	4,999,970	0	2,019,600	365,535	445,438	9,351,376
	2018	1,058,333	5,000,000	4,731,281	0	1,694,000	100,295	265,367	12,849,276
J. MCELFRESH CEO-AT&T Communications, LLC	2020	850,000	200,000	5,800,003	0	1,387,500	124,617	210,000	8,572,120
	2019	567,500	0	5,768,525	0	1,067,000	86,404	186,896	7,676,325

COVID-19 Compensation Reductions Mr. Stankey requested a 50% reduction of his salary for the period of July 1 through December 31, 2020 and, for his 2020 STIP, a limit of 50% of his annual target. Mr. Stephenson likewise requested a relinquishment of his salary for the period of July 1 through December 31, 2020 and, for his 2020 STIP, a 50% reduction in the amount approved by the Committee. In both cases, the Committee considered and approved these requests.

NOTE 1. Four of the NEOs deferred portions of their 2020 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the market price of AT&T stock as follows: Mr. Stephenson—$2,407,500; Mr. Stephens—$2,505,000; Mr. McAtee—$2,063,125; and Mr. McElfresh—$487,500. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 56.

NOTE 2. Amounts in the Stock Awards column for 2020 represent the grant date values of Performance Shares and Restricted Stock Units. Mr. Kilar’s Restricted Stock Units

were determined by the Committee in March, using the March 31, 2020, stock price, which valued the grant at $48 million; however, the amount reported in the table represents the grant date value as of May 1, 2020, when he became CEO of Warner Media. The grant date values of Performance Shares included in the table for 2020 were: Mr. Stankey—$10,124,983, Mr. Stephenson—$15,749,983; Mr. Stephens—$8,062,497; Mr. Kilar—$0; Mr. McAtee—$4,012,496; and Mr. McElfresh—$4,350,002. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 160% of the target number of Performance Shares. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 16 to Consolidated Financial Statements, “Share-Based Payments.” To better understand the decisions of the Human Resources Committee with regard to these awards, please see the discussion on pages 54 and 55.

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EXECUTIVE COMPENSATION TABLES

NOTE 3. Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2020: Mr. Stankey—$1,967, Mr. Stephenson—$51,216, Mr. Stephens—$0, Mr. Kilar—$0, Mr. McAtee—$0, and Mr. McElfresh—$3,619. Other amounts reported under this heading represent an increase, if any, in pension actuarial value during the reporting period.

NOTE 4. This column includes personal benefits, Company-paid life insurance premiums and Company matching contributions to deferral plans. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. During their respective periods as CEO, each of Messrs. Stephenson and Stankey reimbursed the Company for the incremental cost of their personal use of Company aircraft. Prior to becoming CEO, Mr. Stankey along with Mr. Stephens reimbursed the Company for the incremental cost of the personal usage of corporate aircraft, other than for travel to outside board meetings. Other Executive Officers may be required by the CEO to reimburse the incremental cost of their personal usage on a case-by-case basis. Reimbursements will not be made where prohibited by law. Mr. McAtee’s amount shown for use of Company aircraft represents flights taken for medical treatments.

	Stankey	Stephenson	Stephens	Kilar	McAtee	McElfresh
PERSONAL BENEFITS
Financial counseling (includes tax preparation and estate planning)	14,175	14,000	12,957	0	16,055	10,000
Auto benefits	20,568	26,204	14,695	0	15,010	13,912
Personal use of Company aircraft	2,285	0	0	2,363	29,722	0
Health coverage	57,340	57,340	55,192	0	55,192	5,000
Club membership	2,793	1,425	0	0	2,793	0
Communications	14,633	6,180	5,044	0	2,882	1,423
Home security	1,485	10,296	0	0	0	0
Total Personal Benefits	113,279	115,445	87,888	2,363	121,654	30,335
Company matching contributions to deferral plans	13,680	1,108,500	610,038	13,461	480,278	117,480
Life insurance premiums applicable to the employees’ death benefit	682,009	16,811	208,692	0	113,793	62,185
Total	808,968	1,240,756	906,618	15,824	715,725	210,000

2021 PROXY	61	AT&T INC.

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date Action Taken By Committee	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
STANKEY	1/30/20	1/30/20	1,110,000	3,700,000	6,105,000	76,142	190,355	304,568	63,452				9,499,996
	6/30/20	6/25/20	840,000	2,800,000	4,620,000	39,696	99,239	158,782	33,080				4,000,003
STEPHENSON	1/30/20	1/30/20	1,800,000	6,000,000	9,900,000	168,314	420,785	673,256	140,262				20,999,989
STEPHENS	1/30/20	1/30/20	810,000	2,700,000	4,455,000	86,161	215,402	344,643	71,801				10,750,008
KILAR	5/1/20	3/23/20	502,049	1,673,497	2,510,246				1,646,655	(3)			49,234,985
MCATEE	1/30/20	1/30/20	705,000	2,350,000	3,877,500	42,880	107,200	171,520	35,733				5,349,982
	4/23/20	4/23/20							305,085	(4)			9,000,008
MCELFRESH	1/30/20	1/30/20	555,000	1,850,000	3,052,500	46,487	116,217	185,947	38,739				5,800,003

NOTE 1. Represents Performance Share awards, discussed beginning on page 54.

NOTE 2. Unless otherwise noted, represents Restricted Stock Unit grants, discussed on page 55. The units granted in 2020 are scheduled to vest and distribute in January 2024. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the NEOs except for Messrs. Kilar, McAtee and McElfresh were retirement eligible as of the grant date. Mr. McElfresh became retirement eligible later in 2020.

NOTE 3. Committee action to approve Mr. Kilar’s award was taken on March 23, calculated based on the March 31 Stock price, but was not effective until Mr. Kilar became CEO of Warner Media on May 1.

NOTE 4. Represents a Restricted Stock Unit grant that vests in April 2030 and does not vest upon retirement eligibility.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Messrs. Stankey and Stephens

Both the 2016 Incentive Plan and the 2018 Incentive Plan provide that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017, to Messrs. Stankey or Stephens will not be prorated if they remain employed through December 30, 2020, or in the event of certain changes in their reporting. As a result of this provision, Messrs. Stankey’s and Stephens’ Performance Shares current and future grants will not be prorated.

Mr. Stankey

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of Warner Media, LLC. As part of this position, he was expected to engage in extensive business travel, which would require him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns relating to periods when he was CEO of Warner Media.

Mr. Kilar

Warner Media, LLC entered into an employment contract with Mr. Kilar in 2020 to act as its Chief Executive Officer. Under the agreement, he will receive an initial base salary of $2,500,000 and an annual cash target bonus award of $2,500,000. The bonus is subject to performance measures determined by the Human Resources Committee. Pursuant to the agreement, he received 1,646,655 Restricted Stock Units payable in AT&T stock. One-fourth of the RSUs vest and distribute each year, starting on February 15, 2021. Mr. Kilar also agreed to confidentiality, non-compete, and non-solicitation covenants.

Finally, the contract provides severance benefits in the event (1) Mr. Kilar’s employment is terminated without cause or (2) Mr. Kilar terminates his employment within six months after the sale of the business and assets of Warner Media and the successor does not expressly assume the obligations under Mr. Kilar’s employment contract. These benefits are described on pages 72 and 73.

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
STANKEY	2,326	—	28.24	2/15/21
2020-2022 Perf. Shares					—	—	266,497	7,664,454
2020-2022 Perf. Shares – Supplemental Grant					—	—	138,935	3,995,771
2019-2021 Perf. Shares					—	—	280,689	8,072,616
2019-2021 Perf. Shares – Supplemental Grant					—	—	59,414	1,708,747
STEPHENSON	29,345	—	28.24	2/15/21
2020-2022 Perf. Shares					—	—	589,099	16,942,487
2019-2021 Perf. Shares					—	—	715,778	20,585,775
STEPHENS	9,730	—	28.24	2/15/21
	39,919		30.35	6/15/21
	2,373		29.87	2/15/22
2020-2022 Perf. Shares					—	—	301,563	8,672,952
2019-2021 Perf. Shares					—	—	402,321	11,570,752
KILAR
2020 Restricted Stock Units					1,646,655	47,357,798
MCATEE
2020-2022 Perf. Shares							150,080	4,316,301
2019-2021 Perf. Shares							187,125	5,381,715
2017 Restricted Stock Units					22,145	636,890
2018 Restricted Stock Units					26,813	771,142
2018 Restricted Stock Units – Supplemental Grant					6,319	181,734
2019 Restricted Stock Units					41,583	1,195,927
2020 Restricted Stock Units					35,733	1,027,681
2020 Restricted Stock Units – Retention Grant					305,085	8,774,245
MCELFRESH
2020-2022 Perf. Shares							162,704	4,679,367
2019-2021 Perf. Shares							56,886	1,636,041
2019-2021 Perf. Shares – Supplemental Grant							66,857	1,922,807
2019 Restricted Stock Award – Retention Grant					52,812	1,518,873

NOTE 1. Stock options were granted based upon the amount of stock purchased by mid-level and above managers under the Stock Purchase and Deferral Plan, described on page 56. Stock options are not currently offered under the plan. Options were vested at issuance but were not exercisable until the earlier of the first anniversary of the grant or the termination of employment of the option holder. Options expire ten years after the grant date; however, option terms may be shortened due to termination of employment of the holder.

NOTE 2. Mr. McElfresh’s 2019 Restricted Stock Award grant vests in December 2024. Mr. McAtee’s 2020 grant of Restricted Stock Units vests in April 2030.

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EXECUTIVE COMPENSATION TABLES

NOTE 3. Performance Shares are paid after the end of the performance period shown for each award. The actual number of shares paid out is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2020. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2020 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for the 2019 and 2020 grants is ROIC with a payout adjustment for relative TSR achievement. As of the end of 2020, the ROIC achievement for each of the 2019 and 2020 grants was above target while the TSR performance was, for the 2019 grant, in the third quartile of the peer group and, for the 2020 grant, in the fourth quartile of the peer group. As a result, the grants were reported at the maximum payout for ROIC with a no payout adjustment for TSR performance for the 2019 grant and -10% payout adjustment for the TSR performance for the 2020 grant.

OPTION EXERCISES AND STOCK VESTED DURING 2020

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
STANKEY	0	0	231,256	7,255,075
STEPHENSON	379,336	2,093,935	473,223	14,839,276
STEPHENS	46,523	318,477	242,107	7,621,121
MCATEE	0	0	140,162	4,483,969
MCELFRESH	0	0	106,049	3,142,146

NOTE 1. Included in the above amounts are Restricted Stock Units that vested in 2020, but the payment of which was deferred for certain officers. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted Stock Units granted in 2020 to the following NEOs vested at grant because of their retirement eligibility but will not be distributed until 2024: Mr. Stankey—96,532, Mr. Stephenson—140,262, and Mr. Stephens—71,801. Mr. McElfresh became retirement eligible in December of 2020, which accelerated the vesting of 76,590 units included in the above table.

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EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2020)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
STANKEY	Pension Benefit Plan—Nonbargained Program	35	2,000,980	0
	SRIP	19	423,113	0
	SERP	34	30,675,183	0
STEPHENSON	Pension Benefit Plan—Nonbargained Program	38	1,961,964	0
	Pension Benefit Make Up Plan	15	7,297	0
	SRIP	22	2,333,675	0
	SERP	30	63,434,385	0
STEPHENS	Pension Benefit Plan—Nonbargained Program	28	1,596,821	0
	Pension Benefit Make Up Plan	8	69,580	0
	SRIP	12	390,521	0
	SERP	27	22,809,359	0
MCATEE	Pension Benefit Plan—MCB Program	8	147,238	0
	Pension Benefit Make Up Plan	8	1,184,361	0
MCELFRESH	Pension Benefit Plan—Mobility and Southeast Management Program	25	369,534	0
	Pension Benefit Make Up Plan	25	222,533	0

NOTE 1. Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2020 AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T/WarnerMedia Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and the Management Cash Balance Program under the AT&T/WarnerMedia Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age is the earlier of the date the participant reaches age 60 or has 30 years of service (the age at which an employee may retire without discounts for age).

The SRIP/SERP benefits are reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

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QUALIFIED PENSION PLAN

The AT&T/Warner Media Pension Benefit Plan, a “qualified pension plan” under the Internal Revenue Code, covers most of our employees hired before 2015, including each NEO, except Mr. Kilar. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new AT&T management employees are eligible for a pension (2016 for DirecTV). However, employees who are not entitled to participate in the pension plan or whose pension benefits were frozen receive an enhanced 401(k) benefit.

Nonbargained Program

Messrs. Stephenson, Stephens, and Stankey are covered by the Nonbargained Program of the AT&T/WarnerMedia Pension Benefit Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

CAM Formula

For each of Messrs. Stephenson, Stephens, and Stankey the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation for each year from January 1, 2000 through December 31, 2021, and 1% of participant’s pension-eligible compensation for each year thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The Nonbargained Program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities. For participants terminating on or after May 25, 2018, and receiving their benefit on or after June 1, 2018, this program permits participants to elect to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance Program

Mr. McAtee is covered by the MCB Program of the AT&T/WarnerMedia Pension Benefit Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility and Southeast Management Program

Mr. McElfresh is covered by the Mobility Program, which is also part of the tax-qualified AT&T/WarnerMedia Pension Benefit Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T/WarnerMedia Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The plan permits participants to take the benefit in various actuarially equivalent forms, including an

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annuity or a lump sum calculated as the greater of the cash balance account balance, or the present value of the grandfathered pension benefit annuity.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the AT&T/WarnerMedia Pension Benefit Plan. This benefit accrued during his prior employment period at

BellSouth. Going forward, this cash balance account earns only interest credits, with an interest crediting rate for a specific calendar year indexed to the average annual yield for the 30-year Treasury Bond securities published for the prior year’s November, but not less than the floor interest crediting rate of 3.79%.

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Messrs. Stankey, Stephenson and Stephens, are eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. None of the current NEO SERP participants has an age or service discount under this plan at this time. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective June 16, 2018 for Messrs. Stephens and Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage for Messrs. Stankey and Stephenson is 60%, and 55% for Mr. Stephens. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under

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the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stephenson’s Benefit

Mr. Stephenson’s SERP benefit was modified in 2010. For purposes of calculating his SERP benefit, the Company froze his compensation as of June 30, 2010. He stopped accruing age and service credits as of December 31, 2012, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 5.8%.

Messrs. Stankey’s and Stephens’ Benefits

Messrs. Stankey’s and Stephens’ SERP benefits were modified in 2019. For purposes of calculating their SERP benefits, the Company froze their compensation and stopped accruing age and service credits as of December 31, 2019, at which time their benefits were determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service (10 years of service for NEOs hired on or after October 1, 2015) or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement, except that of the NEOs, only Mr. Stephenson is entitled to receive executive health coverage after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs except for Messrs. McAtee and Kilar are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. Through December 31, 2017, the executive health coverage supplemented the group health plan. Effective January 1, 2018, the executive health coverage is the primary and sole health coverage for eligible participants. The coverage is provided to Mr. Stephenson post-employment based on eligibility provisions that existed before he became CEO. During their employment, officers are subject to an annual deductible on health benefits, co-insurance, and must pay a portion of the premium. Officers who are eligible to receive the executive health coverage in retirement have no annual deductible or co-insurance, but they must pay larger premiums. In

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addition, we also provide communications, broadband/TV and related services and products; however, to the extent the service is provided by

AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)

Financial counseling	Maximum of $14,000 per year for 36 months

Financial counseling provided in connection with retirement	Maximum of $20,000 total

Estate planning	Maximum of $10,000 per year for 36 months

Communication benefits	Average of $4,150 annually

Health coverage (Mr. Stephenson only)	Estimated at $38,900 annually, which is in addition to required contributions from the employee

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares will pay out at 100% of target. As a result, if an active NEO had died at the end of 2020, the amounts of Restricted Stock Units and/or Restricted Stock, as applicable, that would have vested and been distributed are: Mr. Kilar—$47,357,798; Mr. McAtee—$12,587,619; and Mr. McElfresh—$1,518,873. The amounts of Performance Shares that would have distributed are as follows: Mr. Stankey—$14,849,623; Mr. Stephenson—$25,825,618; Mr. Stephens—$13,908,797; Mr. McAtee—$6,670,882; and Mr. McElfresh—$5,714,957.

In addition, in the event of termination of employment due to disability, unvested Restricted Stock Units and Restricted Stock, if any, will also vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times (except for Mr. Kilar, whose award would be paid promptly). End-of-year amounts for Messrs. McAtee, McElfresh and Kilar are shown above. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO except Mr. Kilar. The benefit is equal to one times salary during the officer’s employment, except for the CEO (including Mr. Stephenson) who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary. For officers who participated prior to 1998, including Messrs. Stephenson and Stephens, the post-retirement death benefit is one times salary. In addition, managers who were officers prior to 1998 are entitled to additional one times salary death benefit while employed and during retirement.

In addition to the foregoing, each of the active NEOs (except Mr. Kilar who is not eligible for this benefit) purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

Mr. Stephens elected to take his death benefits in the form of a ten-year Company-paid annuity payable after death, using an 11% discount rate based on 185% of the value of the death benefits. The increase in the value of the death benefits is to offset the income taxes that will result from the Company-paid benefit that would not be applicable in the case of insurance payments. This alternative payment method was available only to officers who elected the annuity before 1998. If Mr. Stephens had passed away at the end of 2020, his annual death benefit for ten years would have been $1,430,254.

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EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
STANKEY	Stock Purchase and Deferral Plan	—	—	(357,891)	—	1,322,601
	Cash Deferral Plan	—	—	8,434	—	251,914
STEPHENSON	Stock Purchase and Deferral Plan	5,308,500	1,099,140	(3,535,364)	7,758,651	12,264,748
	Cash Deferral Plan	487,500	—	234,530	5,096,314	6,139,639
STEPHENS	Stock Purchase and Deferral Plan	2,775,438	596,358	(1,695,036)	472,156	7,494,721
MCATEE	Stock Purchase and Deferral Plan	2,090,638	466,598	(420,894)	1,135,066	2,262,550
MCELFRESH	Stock Purchase and Deferral Plan	383,400	103,800	(262,818)	131,051	1,214,387
	Cash Deferral Plan	—	—	15,515	—	463,380

NOTE 1. Amounts attributed to the Stock Purchase and Deferral Plan or to the Cash Deferral Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

NOTE 2. Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2020 in the “Summary Compensation Table”: Mr. Stankey— $1,967, Mr. Stephenson—$1,930,356, Mr. Stephens—$939,795, Mr. Kilar—$0, Mr. McAtee—$855,035, and Mr. McElfresh—$277,419. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2019 and 2018, combined: Mr. Stankey—$3,831, Mr. Stephenson—$7,035,660, Mr. Stephens—$4,778,025, Mr. Kilar—$0, Mr. McAtee—$1,702,200, McElfresh—$453,779.

NOTE 3. Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in footnote 3 to the “Summary Compensation Table”.

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STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus (WarnerMedia employees have a separate deferral plan and do not participate in the SPDP or the CDP; Mr. Kilar does not participate in any of the deferral plans). Officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP makeup match is 133% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant. For salary deferrals prior to 2011 and bonus deferrals prior to 2012, in lieu of the 20% match, participants received two stock options for each deferred share unit acquired. Each stock option had an exercise price equal to the fair market value of the stock on the date of grant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

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AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including the NEOs except for Mr. Kilar who has individual severance provisions.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target annual bonus for the fiscal year in which the Change in Control occurs. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2020 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS AS OF DECEMBER 31, 2020

Name	Severance ($)

STANKEY	26,611,000

STEPHENSON	23,322,000

STEPHENS	11,511,500

MCATEE	10,913,500

MCELFRESH	8,073,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

Mr. Kilar

Mr. Kilar will be entitled to severance benefits either in the event Mr. Kilar’s employment is terminated without cause or in the event Mr. Kilar terminates his employment within six months after the sale of the business and assets of Warner Media and the successor does not expressly assume the obligations under Mr. Kilar’s employment contract. In either case, he will remain subject to confidentiality,

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non-compete, and non-solicitation covenants (the “Loyalty Provisions”) of his contract. If at the date of his termination, he has been employed for less that two years, the Loyalty provisions will continue to apply for six months; if he has been employed for a longer period, the Loyalty provisions will continue to apply for one year (the applicable period the Loyalty provisions apply is the “Severance Period”).

After his termination of employment, Mr. Kilar shall receive any unpaid salary and a prorated bonus subject to performance. During the Severance Period (6 or 12 months), so long as Mr. Kilar complies with the Loyalty Provisions, he will continue to receive a salary and an amount equal to his target bonus prorated, if necessary, for Severance Period. During the

Severance Period, he will be permitted to continue participation in Warner Media LLC’s health and welfare benefit plans as though he remained an employee. He will also receive the following severance payments, paid monthly over a twelve month period: if employed by Warner Media for three or more years, a severance equal to 1.99 times his salary and target bonus; if employed for more than two years and less than three years, a severance of 1 times his salary and target bonus.

Restricted Stock Units will continue to vest during the Severance Period. He will also receive a prorata portion of the RSUs next scheduled to vest (based on the period between the prior RSU vesting and the end of the Severance Period).

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OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2020 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at www.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Corporate Governance and Nominating Committee, Corporate Development and Finance Committee, Public Policy and Corporate Reputation Committee, and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal or nominate a person for election as a Director at the 2022 Annual Meeting of Stockholders without such proposal or nomination being included in the Company’s proxy materials, such proposal or nomination must be received by the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on April 30, 2021, written notice of any such proposal or nomination must be received by the Company no earlier than December 31, 2021, and no later than January 30, 2022. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Senior Vice President, Deputy General Counsel and Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date.

Stockholder proposals intended to be included in the proxy materials for the 2022 Annual Meeting must be received by November 11, 2021. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard Street, Suite 2954, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Senior Vice President, Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2954, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2022 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than October 13, 2021 and no later than November  11, 2021.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

DELINQUENT SECTION 16(a) REPORTS

AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with the filing requirements applicable to such Executive Officers and Directors except as follows. Because of the complex nature of the forms, AT&T files the reports on behalf of the executive officers. During early 2020, while timely reporting certain equity grants, the company inadvertently omitted to disclose, for each of the then-executive officers, one restricted stock unit grant. The reports were subsequently amended to include such grants.

AT&T INC.	74	2021 PROXY

OTHER INFORMATION

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $24,500, plus expenses.

2021 PROXY	75	AT&T INC.

OTHER INFORMATION

CEO PAY RATIO

Pursuant to SEC rules, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Mr. Stankey, our CEO. Given the CEO transition which occurred in 2020, for purposes of the pay ratio calculation we annualized Mr. Stankey’s compensation as if he had served as CEO for the entire year. Mr. Stankey’s annualized 2020 compensation is based on the following:

Salary: an annualized salary of $1,800,000, which is based on his CEO-level salary rate of $2,400,000 as if such rate had been in effect throughout the entire year and based on the requested and approved 50% reduction of his salary in the second half of the year in response to the global pandemic.

Short Term Incentive: an annual award of $2,800,000, which is calculated based on annualizing his entire 2020 bonus using the annual bonus target applied to the portion of the year he served as CEO and reduced by the requested and approved limit of 50% of his target bonus in response to the global pandemic;

Long-term Incentive: the full value of his long-term incentive awards granted in 2020, which includes the additional grant he received at the time of promotion;

Change in Pension and All Other Compensation: as reported in the Compensation of Executive Officers—Summary Compensation Table

The total compensation of our median employee, $89,399. The final pay ratio calculation is 227:1.

	Determination of CEO Pay Ratio

Step 1	Total compensation of the CEO[1]	$20,320,917

Step 2	Total compensation of the median employee[2]	$89,399

Step 3	Divide compensation of the CEO by the median employee	227.3

Result	CEO pay ratio	227:1

[1]	Includes the value of Mr. Stankey’s health benefits.
[2]	Includes the cost of group health and welfare benefits.

Our median employee for 2020 was determined using the compensation of employees who were actively employed on October 1, 2020 (the Measurement Date). We used their cash compensation for the first 3 quarters of the year to determine the median employee.

AT&T INC.	76	2021 PROXY

OTHER INFORMATION

DETERMINATION OF NUMBER OF EMPLOYEES FOR SELECTION OF MEDIAN EMPLOYEE

USING THE MEASUREMENT DATE OF OCTOBER 1, 2020

Step 1	Identify all active US-based employees										181,960
Step 2	Identify all active non-US based employees in foreign countries with our largest employee populations:										39,582
	Mexico	19,893	Argentina	4,297	United Kingdom	4,240	Slovakia	3,163	India	3,064
	Colombia	2,664	Brazil	2,261
Step 3	Identify all active non-US based employees in the other 60 foreign countries:										10,850
	Australia	332	Austria	13	Barbados	2	Belgium	146	Bulgaria	87
	Canada	725	Chile	1,211	China	130	Costa Rica	239	Croatia	11
	Cuba	1	Curacao	12	Czech Republic	1,481	Denmark	110	Ecuador	241
	Egypt	2	El Salvador	1	Finland	33	France	529	Germany	678
	Greece	3	Guatemala	2	Hong Kong	369	Hungary	166	Indonesia	2
	Iraq	1	Ireland	71	Israel	398	Italy	300	Japan	445
	Lebanon	3	Lithuania	1	Malaysia	545	Moldova	176	Netherlands	297
	New Zealand	34	Norway	12	Pakistan	4	Panama	11	Peru	219
	Philippines	78	Poland	66	Portugal	11	Republic of Serbia	3	Romania	24
	Russian Federation	15	Singapore	511	Slovenia	2	South Africa	12	South Korea	88
	Spain	369	Sweden	155	Switzerland	75	Taiwan	47	Thailand	14
	Trinidad	74	Turkey	41	United Arab Emirates	72	Uruguay	148	Venezuela	2
Result	Total number of active global employees excluding the CEO.										232,392

The total compensation of our median employee, $89,399, was determined using the same methodology we use for Mr. Stankey’s Summary Compensation Table compensation, and we included the cost of group health and welfare benefits. The total compensation of the CEO John T. Stankey was $20,320,917, which includes the value of Mr. Stankey’s health benefits. The final pay ratio calculation is 227:1.

2021 PROXY	77	AT&T INC.

ANNEX A

Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T’s internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends on common and preferred shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common and preferred shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions	Year Ended 2020
Net cash provided by operating activities	$43,130
Less: Capital expenditures	(15,675)
Free Cash Flow	27,455
Less: Dividends paid	(14,956)
Free Cash Flow after Dividends	$12,499
Free Cash Flow Dividend Payout Ratio	54.5%

Cash Paid for Gross Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for gross capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems, excluding FirstNet reimbursements.

Cash Paid for Gross Capital Investment
Dollars in millions	Year Ended 2020
Capital Expenditures	$(15,675)
Cash paid for vendor financing	(2,966)
FirstNet reimbursement	(1,063)
Gross Capital Investment	$(19,704)

2021 PROXY	A-1	AT&T INC.

ESG PRIORITIES

OUR COMMUNITIES

AT&T has invested more than $125B over the past 5 years to connect America. Through continued network investment, policy advocacy, product offerings and philanthropy, we are focused on addressing the digital divide that is denying 17M students effective learning resources and bright futures.

OUR OPERATIONS

AT&T has committed to be carbon neutral across our entire global operations by 2035. We will achieve net zero Scope 1 and 2 emissions – the yearly equivalent of 1,104,036 homes’ electricity use.

OUR SUPPLY CHAIN

We set a Science Based Target to help ensure that 50% of our suppliers (covering purchased goods and services, capital goods and downstream leased assets as a portion of spend) set their own science-based Scope 1 and Scope 2 emissions-reduction targets by 2024.

$125B INVESTED OVER THE PAST 5 YEARS	COMMITTED TO BE CARBON NEUTRAL BY 2035	ESTABLISHED SCIENCE-BASED EMISSION REDUCTION TARGETS

RECOGNITION:

• Bloomberg Gender Equality Index

• CDP Climate Change Leadership Tier (A-)

• Center for Resource Solutions Green Power Leadership Award (Market Development)

• CR Magazine 100 Best Corporate Citizens

• DiversityInc Top 50 Companies for Diversity Hall of Fame

• Dow Jones Sustainability Index North America

• Ethisphere World’s Most Ethical Companies

• Fortune Best Big Companies to Work For, World’s Most Admired Companies

• Great Place to Work Best Workplaces for Diversity

• Human Rights Campaign Corporate Equality Index

• JUST Capital America’s Most JUST Companies (JUST 100)

• National Organization on Disability Leading Disability Employer

• Newsweek America’s Most Responsible Companies

• Points of Light The Civic 50

i

Scope 1 emissions include direct emissions from sources owned or controlled by the company (such as the fleet). Scope 2 emissions include indirect emissions that result from the generation of purchased energy.

ii	EPA Greenhouse Gas Equivalencies Calculator. https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator

AT&T INC. 208 S. AKARD RM 1830 DALLAS, TX 75202	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and access proxy materials.

Vote by 11:59 p.m. Eastern Time on April 29, 2021, for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2021, for shares held in a Plan. Use your 16-digit control number to access the above web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/T2021

You may attend the meeting via the Internet and vote during the meeting. Use your 16-digit control number to access the above meeting web site and follow the instructions. Plan participants must submit their voting instructions before the meeting.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2021, for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2021, for shares held in a Plan. Use your 16-digit control number when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D30316-P492777 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

Annual Meeting Proxy Card/Voting Instruction Card

  AT&T INC.

The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors		For	Against	Abstain

	1a.	William E. Kennard	☐	☐	☐

	1b.	Samuel A. Di Piazza, Jr.	☐	☐	☐

	1c.	Scott T. Ford	☐	☐	☐

	1d.	Glenn H. Hutchins	☐	☐	☐

	1e.	Debra L. Lee	☐	☐	☐

	1f.	Stephen J. Luczo	☐	☐	☐

	1g.	Michael B. McCallister	☐	☐	☐

	1h.	Beth E. Mooney	☐	☐	☐

	1i.	Matthew K. Rose	☐	☐	☐

	1j.	John T. Stankey	☐	☐	☐

	1k.	Cynthia B. Taylor	☐	☐	☐

	1l.	Geoffrey Y. Yang	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2 and 3.		For	Against	Abstain

2.	Ratification of appointment of independent auditors.	☐	☐	☐

3.	Advisory approval of executive compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Item 4.		For	Against	Abstain

4.	Stockholder Right to Act by Written Consent.	☐	☐	☐

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THIS PORTION IN THE ENCLOSED ENVELOPE.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be held on April 30, 2021:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

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D30317-P49277

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 30, 2021.

The undersigned hereby appoints William E. Kennard, John T. Stankey and Pascal Desroches, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held virtually on April 30, 2021, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees, FOR Items 2 and 3, and AGAINST the stockholder proposal (Item 4) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign on the reverse side and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 27, 2021.